Loan No. 904707938
                MULTIFAMILY NOTE
                  (MULTISTATE)

US $11,000,000.00

December ____, 1997

     FOR VALUE RECEIVED, the undersigned
("Borrower") jointly and severally (if more than one) promises to pay to the order of REILLY MORTGAGE GROUP, INC., a District of
Columbia corporation, the principal sum of Eleven Million and No/100ths Dollars
(US $11,000,000.00), with interest on the unpaid principal balance at the annual rate of Six and Three-Quarters percent (6.75%).

     1.    Defined Terms.  As used in this
Note, (i) the term "Lender" means the holder of this Note, and (ii) the term
"Indebtedness" means the principal of,
interest on, or any other amounts due at any time under, this Note, the Security
Instrument or any other Loan Document,
including prepayment premiums, late charges, default interest, and advances to protect the security of the Security Instrument under
Section 12 of the Security Instrument.
"Event of Default" and other capitalized terms used but not defined in this Note shall have the meanings given to such terms in the Security Instrument.

     2.    Address for Payment.  All payments
due under this Note shall be payable at  2000
Corporate Ridge, Suite 925, McLean, Virginia
22102, or such other place as may be
designated by written notice to Borrower from or on behalf of Lender.

     3.    Payment of Principal and Interest.
Principal and interest shall be paid as
follows:

     (a)   Unless disbursement of principal is
made by Lender to Borrower on the first day of the month, interest for the period beginning on the date of disbursement and ending on and including the last day of the month in which such disbursement is made shall be payable simultaneously with the execution of this Note. Interest under this Note shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

     (b)    Consecutive monthly installments
of principal and interest, each in the amount of Seventy One Thousand Three Hundred Forty
Five and 79/100ths Dollars (US $71,345.79), shall be payable on the first day of each month beginning on February 1, 1998, until the entire unpaid principal balance evidenced by this Note is fully paid. Any accrued interest remaining past due for 30 days or more shall be added to and become part of the unpaid principal balance and shall bear interest at the rate or rates specified in this Note, and any reference below to "accrued interest" shall refer to accrued interest which has not become part of the unpaid principal balance. Any remaining principal and interest shall be due and payable on January 1, 2008 or on any earlier date on which the unpaid principal balance of this Note becomes due and payable, by acceleration or otherwise (the "Maturity
Date"). The unpaid principal balance shall continue to bear interest after the Maturity
Date at the Default Rate set forth in this Note until and including the date on which it is paid in full.

     (c)   Any regularly scheduled monthly
installment of principal and interest that is received by Lender before the date it is due shall be deemed to have been received on the due date solely for the purpose of calculating interest due.

     4.    Application of Payments.  If at any
time Lender receives, from Borrower or
otherwise, any amount applicable to the
Indebtedness which is less than all amounts due and payable at such time, Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender's discretion.
Borrower agrees that neither Lender's
acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender's application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.

     5.    Security.  The Indebtedness is
secured, among other things, by a multifamily mortgage, deed to secure debt or deed of trust dated as of the date of this Note (the
"Security Instrument"), and reference is made to the Security Instrument for other rights of Lender as to collateral for the Indebtedness.

     6.    Acceleration.  If an Event of
Default has occurred and is continuing, the entire unpaid principal balance, any accrued interest, the prepayment premium payable under Paragraph 10, if any, and all other amounts payable under this Note and any other
Loan Document shall at once become due and payable, at the option of Lender, without any prior notice to Borrower. Lender may exercise this option to accelerate regardless of any prior forbearance.

     7.    Late Charge.  If any monthly amount
payable under this Note or under the Security
Instrument or any other Loan Document is not received by Lender within ten (10) days after the amount is due, Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to five percent of such amount. Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the loan evidenced by this Note (the "Loan"), and that it is extremely difficult and impractical to determine those additional expenses.
Borrower agrees that the late charge payable pursuant to this Paragraph represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment.
The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Paragraph 8.

     8.    Default Rate.  So long as (a) any
monthly installment under this Note remains past due for 30 days or more, or (b) any other Event of Default has occurred and is continuing, interest under this Note shall accrue on the unpaid principal balance from the earlier of the due date of the first unpaid monthly installment or the occurrence of such other Event of Default, as applicable, at a rate (the "Default Rate") equal to the lesser of 4 percentage points above the rate stated in the first paragraph of this Note or the maximum interest rate which may be collected from Borrower under applicable law. If the unpaid principal balance and all accrued interest are not paid in full on the Maturity Date, the unpaid principal balance and all accrued interest shall bear interest from the Maturity Date at the Default Rate. Borrower also acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, that, during the time that any monthly installment under this Note is delinquent for more than 30 days, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender's ability to meet its other obligations and to take advantage of other investment opportunities, and that it is extremely difficult and impractical to determine those additional costs and expenses. Borrower also acknowledges that, during the time that any monthly installment under this Note is delinquent for more than 30 days or any other Event of Default has occurred and is continuing, Lender's risk of nonpayment of this Note will be materially increased and Lender is entitled to be compensated for such increased risk.
Borrower agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses
Lender will incur by reason of the Borrower's delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan.

     9.    Limits on Personal Liability.

     (a)   Except as otherwise provided in
this Paragraph 9, Borrower shall have no personal liability under this Note, the Security Instrument or any other Loan
Document for the repayment of the
Indebtedness or for the performance of any other obligations of Borrower under the Loan
Documents, and Lender's only recourse for the satisfaction of the Indebtedness and the performance of such obligations shall be Lender's exercise of its rights and remedies with respect to the Mortgaged Property and any other collateral held by Lender as security for the Indebtedness. This limitation on Borrower's liability shall not limit or impair Lender's enforcement of its rights against any guarantor of the Indebtedness or any guarantor of any obligations of Borrower.

     (b)   Borrower shall be personally liable
to Lender for the repayment of a portion of the Indebtedness equal to zero percent (0%) of the original principal balance of this Note, plus any other amounts for which Borrower has personal liability under this Paragraph 9.

     (c)   In addition to Borrower's personal
liability under Paragraph 9(b), Borrower shall be personally liable to Lender for the repayment of a further portion of the Indebtedness equal to any loss or damage suffered by Lender as a result of (1) failure of Borrower to pay to Lender upon demand after an Event of Default all Rents to which Lender is entitled under Section 3(a) of the Security Instrument and the amount of all security deposits collected by Borrower from tenants then in residence; (2) failure of Borrower to apply all insurance proceeds and condemnation proceeds as required by the Security Instrument; or (3) failure of Borrower to comply with Section 14(d) or (e) of the Security Instrument relating to the delivery of books and records, statements, schedules and reports.

     (d)    For purposes of determining
Borrower's personal liability under Paragraph
9(b) and Paragraph 9(c), all payments made by Borrower or any guarantor of this Note with respect to the Indebtedness and all amounts received by Lender from the enforcement of its rights under the Security Instrument shall be applied first to the portion of the Indebtedness for which Borrower has no personal liability.

     (e)   Borrower shall become personally
liable to Lender for the repayment of all of the Indebtedness upon the occurrence of any of the following Events of Default: (1)
Borrower's acquisition of any property or operation of any business not permitted by
Section 33 of the Security Instrument; (2) a
Transfer (including, but not limited to, a lien or encumbrance) that is an Event of Default under Section 21 of the Security
Instrument, other than a Transfer consisting solely of the involuntary removal or involuntary withdrawal of a general partner in a limited partnership or a manager in a limited liability company; or (3) fraud or written material misrepresentation by
Borrower or any officer, director, partner, member or employee of Borrower in connection with the application for or creation of the Indebtedness or any request for any action or consent by Lender.

     (f)   In addition to any personal
liability for the Indebtedness, Borrower shall be personally liable to Lender for (1) the performance of all of Borrower's obligations under Section 18 of the Security
Instrument (relating to environmental
matters); (2) the costs of any audit under
Section 14(d) of the Security Instrument; and
(3) any costs and expenses incurred by Lender in connection with the collection of any amount for which Borrower is personally liable under this Paragraph 9, including fees and out of pocket expenses of attorneys and expert witnesses and the costs of conducting any independent audit of Borrower's books and records to determine the amount for which Borrower has personal liability.

     (g)   To the extent that Borrower has
personal liability under this Paragraph 9, Lender may exercise its rights against Borrower personally without regard to whether
Lender has exercised any rights against the Mortgaged Property or any other security, or pursued any rights against any guarantor, or pursued any other rights available to Lender under this Note, the Security Instrument, any other Loan Document or applicable law. For purposes of this Paragraph 9, the term
"Mortgaged Property" shall not include any funds that (1) have been applied by Borrower as required or permitted by the Security
Instrument prior to the occurrence of an Event of Default or (2) Borrower was unable to apply as required or permitted by the Security Instrument because of a bankruptcy, receivership, or similar judicial proceeding.

     10.   Voluntary and Involuntary
Prepayments.

     (a)   A prepayment premium shall be
payable in connection with any prepayment made under this Note as provided below:

           (1)  Borrower may voluntarily
prepay all of the unpaid principal balance of this Note on the last Business Day of a calendar month if Borrower has given Lender at least 30 days prior notice of its intention to make such prepayment. Such prepayment shall be made by paying (A) the amount of principal being prepaid, (B) all accrued interest, (C) all other sums due
Lender at the time of such prepayment, and
(D) the prepayment premium calculated
pursuant to Schedule A. For all purposes including the accrual of interest, any prepayment received by Lender on any day other than the last calendar day of the month shall be deemed to have been received on the last calendar day of such month. For purposes of this Note, a "Business Day" means any day other than a Saturday, Sunday or any other day on which Lender is not open for business. Borrower shall not have the option to voluntarily prepay less than all of the unpaid principal balance.

           (2)  Upon Lender's exercise of any
right of acceleration under this Note,
Borrower shall pay to Lender, in addition to the entire unpaid principal balance of this Note outstanding at the time of the acceleration, (A) all accrued interest and all other sums due Lender, and (B) the prepayment premium calculated pursuant to
Schedule A.

           (3)  Any application by Lender of
any collateral or other security to the
repayment of any portion of the unpaid
principal balance of this Note prior to the Maturity Date and in the absence of acceleration shall be deemed to be a partial prepayment by Borrower, requiring the payment to Lender by Borrower of a prepayment premium. The amount of any such partial prepayment shall be computed so as to provide to Lender a prepayment premium computed pursuant to Schedule A without Borrower having to pay out-of-pocket any additional amounts.

     (b)   Notwithstanding the provisions of
Paragraph 10(a), no prepayment premium shall be payable with respect to (A) any prepayment made no more than 90 days before the Maturity
Date, or (B) any prepayment occurring as a result of the application of any insurance proceeds or condemnation award under the Security Instrument.

     (c)   Schedule A is hereby incorporated
by reference into this Note.

     (d)   Any permitted or required
prepayment of less than the unpaid principal balance of this Note shall not extend or postpone the due date of any subsequent monthly installments or change the amount of such installments, unless Lender agrees otherwise in writing.

     (e)   Borrower recognizes that any
prepayment of the unpaid principal balance of this Note, whether voluntary or involuntary or resulting from a default by Borrower, will result in Lender's incurring loss, including reinvestment loss, additional expense and frustration or impairment of Lender's ability to meet its commitments to third parties.
Borrower agrees to pay to Lender upon demand damages for the detriment caused by any prepayment, and agrees that it is extremely difficult and impractical to ascertain the extent of such damages. Borrower therefore acknowledges and agrees that the formula for calculating prepayment premiums set forth on Schedule A represents a reasonable estimate of the damages Lender will incur because of a prepayment.

     (f)   Borrower further acknowledges that
the prepayment premium provisions of this Note are a material part of the consideration for the Loan, and acknowledges that the terms of this Note are in other respects more favorable to Borrower as a result of the Borrower's voluntary agreement to the prepayment premium provisions.

     11.   Costs and Expenses.  Borrower shall
pay all expenses and costs, including fees and out-of-pocket expenses of attorneys and expert witnesses and costs of investigation, incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other
Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.

     12.   Forbearance.  Any forbearance by
Lender in exercising any right or remedy under this Note, the Security Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy. The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender's right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment. Enforcement by Lender of any security for Borrower's obligations under this Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

     13.   Waivers.  Presentment, demand,
notice of dishonor, protest, notice of
acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness are waived by Borrower and all endorsers and guarantors of this Note and all other third party obligors.

     14.   Loan Charges.  If any applicable
law limiting the amount of interest or other charges permitted to be collected from Borrower in connection with the Loan is interpreted so that any interest or other charge provided for in any Loan Document, whether considered separately or together with other charges provided for in any other
Loan Document, violates that law, and
Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of this Note. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, shall be deemed to be allocated and spread ratably over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

     15.   Commercial Purpose.  Borrower
represents that the Indebtedness is being incurred by Borrower solely for the purpose of carrying on a business or commercial enterprise, and not for personal, family or household purposes.

     16.   Counting of Days.  Except where
otherwise specifically provided, any
reference in this Note to a period of "days" means calendar days, not Business Days.

     17.   Governing Law.  This Note shall be
governed by the law of the jurisdiction in which the Land is located.

     18.   Captions.  The captions of the
paragraphs of this Note are for convenience only and shall be disregarded in construing this Note.

     19.   Notices.  All notices, demands and
other communications required or permitted to be given by Lender to Borrower pursuant to this Note shall be given in accordance with
Section 31 of the Security Instrument.

     20.   Consent to Jurisdiction and Venue.
Borrower agrees that any controversy arising under or in relation to this Note shall be litigated exclusively in the jurisdiction in which the Land is located (the "Property
Jurisdiction"). The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Note. Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

     21.   WAIVER OF TRIAL BY JURY.  BORROWER
AND LENDER EACH (A) AGREES NOT TO ELECT A
TRIAL BY JURY WITH RESPECT TO ANY ISSUE
ARISING OUT OF THIS NOTE OR THE RELATIONSHIP
BETWEEN THE PARTIES AS LENDER AND BORROWER
THAT IS TRIABLE OF RIGHT BY A JURY AND (B)
WAIVES ANY RIGHT TO TRIAL BY JURY WITH
RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY
SUCH RIGHT EXISTS NOW OR IN THE FUTURE.  THIS
WAIVER OF RIGHT TO TRIAL BY JURY IS
SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND
VOLUNTARILY WITH THE BENEFIT OF COMPETENT
LEGAL COUNSEL.

     ATTACHED SCHEDULES.  The following
Schedules are attached to this Note:

     |X |    Schedule A    Prepayment Premium
(required)

     |    |       Schedule B    Modifications
to Multifamily Note



     IN WITNESS WHEREOF, Borrower has signed
and delivered this Note or has caused this Note to be signed and delivered by its duly authorized representative.

                                BORROWER:

                                CENTURY III
ASSOCIATES LIMITED
                                PARTNERSHIP, a
Maryland limited
                                partnership

ATTEST/WITNESS:                 By:  The Krupp
Corporation, a Massachusetts

corporation, General Partner


__________________________                 By:
_____________________________

Stephen C. Parthum, its Duly

Authorized Agent

                                        04-
3074016
                                Borrower's
Social Security/Employer
                                ID Number
PAY TO THE ORDER OF FEDERAL HOME
LOAN MORTGAGE CORPORATION WITHOUT
RECOURSE

This _____ day of December, 1997

REILLY MORTGAGE GROUP, INC.

By:  __________________________________
                     , its Vice President

SCHEDULE A

 PREPAYMENT PREMIUM


Any prepayment premium payable under
Paragraph 10 of this Note shall be computed as follows:

     (a)   If the prepayment is made between
the date of this Note and the date that is 114 months after the first day of the first calendar month following the date of this Note (the "Yield Maintenance Period"), the prepayment premium shall be the greater of:

     (i)   1.0% of the unpaid principal
balance of this Note; or

     (ii)  the product obtained by
multiplying:

           (A)  the amount of principal being
prepaid,

                by

           (B)  the excess (if any) of the
Monthly Note Rate over the Assumed
                Reinvestment Rate,

                by

           (C)  the Present Value Factor.

           For purposes of subparagraph (ii),
the following definitions shall apply:

           Monthly Note Rate: one-twelfth
           (1/12) of the annual interest rate
           of the Note, expressed as a decimal
           calculated to five digits.

           Prepayment Date:  in the case of a
           voluntary prepayment, the date on
           which the prepayment is made; in
           any other case, the date on which
           Lender accelerates the unpaid
           principal balance of the Note.

           Assumed Reinvestment Rate:  one-
           twelfth (1/12) of the yield rate as
           of the date 5 Business Days before
           the Prepayment Date, on the 6.125%
           U.S. Treasury Security due August
           1, 2007, as reported in The Wall
           Street Journal, expressed as a
           decimal calculated to five digits.
           In the event that no yield is
           published on the applicable date
           for the Treasury Security used to
           determine the Assumed Reinvestment
           Rate, Lender, in its discretion,
           shall select the non-callable
           Treasury Security maturing in the
           same year as the Treasury Security
           specified above with the lowest
           yield published in The Wall Street
           Journal as of the applicable date.
           If the publication of such yield
           rates in The Wall Street Journal is
           discontinued for any reason, Lender
           shall select a security with a
           comparable rate and term to the
           Treasury Security used to determine
           the Assumed Reinvestment Rate.  The
           selection of an alternate security
           pursuant to this Paragraph shall be
           made in Lender's discretion.

           Present Value Factor:  the factor
           that discounts to present value the
           costs resulting to Lender from the
           difference in interest rates during
           the months remaining in the Yield
           Maintenance Period, using the
           Assumed Reinvestment Rate as the
           discount rate, with monthly
           compounding, expressed numerically
           as follows:



           n = number of months remaining in
Yield Maintenance Period

           ARR = Assumed Reinvestment Rate

     (b)   If the prepayment is made after the
expiration of the Yield Maintenance Period but more than 90 days before the Maturity
Date, the prepayment premium shall be 1.0% of the unpaid principal balance of this Note.

SCHEDULE B

MODIFICATIONS TO MULTIFAMILY NOTE

Prepared by, and after recording Loan No.
904707938
return to:

Robert B. Joselow, Esq.
SEEGER POTTER RICHARDSON
 LUXTON JOSELOW & BROOKS, L.L.P.
2121 K Street, N.W., Suite 700
Washington, D.C. 20037











MULTIFAMILY DEED OF TRUST,
ASSIGNMENT OF RENTS
AND SECURITY AGREEMENT

(MARYLAND)

MULTIFAMILY DEED OF TRUST,
ASSIGNMENT OF RENTS AND
 SECURITY AGREEMENT


THIS MULTIFAMILY DEED OF TRUST, ASSIGNMENT OF
RENTS AND SECURITY AGREEMENT (the
"Instrument") is made this ______ day of December, 1997, by CENTURY III ASSOCIATES
LIMITED PARTNERSHIP, a limited partnership organized and existing under the laws of Maryland, whose address is c/o Berkshire
Mortgage Finance, 1000 Parkwood Circle, Suite
900, Atlanta, Georgia 30339, as grantor
("Borrower"), to James R. Kozuch, as trustee
("Trustee"), for the benefit of REILLY
MORTGAGE GROUP, INC., a corporation organized and existing under the laws of the District of Columbia, whose address is 2000 Corporate
Ridge, Suite 925, McLean, Virginia 22102, as beneficiary ("Lender").

Borrower, in consideration of the
Indebtedness and the trust created by this Instrument, irrevocably grants, conveys and assigns to Trustee, in trust, with power of sale, the Mortgaged Property, including the Land located in Baltimore County, State of
Maryland and described in Exhibit A attached to this Instrument, and authorizes Trustee to sell the Mortgaged Property upon default by any lawful means, as provided in this Instrument, and assents to the passage of a decree for the sale of the Mortgage Property.


TO SECURE TO LENDER the repayment of the Indebtedness evidenced by Borrower's
Multifamily Note payable to Lender, dated as of the date of this Instrument, and maturing on January 1, 2008, in the principal amount of $11,000,000.00, and all renewals, extensions and modifications of the
Indebtedness, and the performance of the covenants and agreements of Borrower contained in the Loan Documents.

Borrower represents and warrants that
Borrower is lawfully seized of the Mortgaged
Property and has the right, power and
authority to grant, convey and assign the Mortgaged Property, and that the Mortgaged
Property is unencumbered. Borrower covenants that Borrower will warrant and defend specially the title to the Mortgaged Property against all claims and demands, subject to any easements and restrictions listed in a schedule of exceptions to coverage in any title insurance policy issued to Lender contemporaneously with the execution and recordation of this Instrument and insuring
Lender's interest in the Mortgaged Property.

Covenants. Borrower and Lender covenant and agree as follows:

1.DEFINITIONS. The following terms, when used in this Instrument (including when used in the above recitals), shall have the following meanings:

(a)"Borrower" means all persons or entities identified as "Borrower" in the first paragraph of this Instrument, together with their successors and assigns.

(b)"Collateral Agreement" means any separate agreement between Borrower and Lender for the purpose of establishing replacement reserves for the Mortgaged Property, establishing a fund to assure the completion of repairs or improvements specified in that agreement, or assuring reduction of the outstanding principal balance of the Indebtedness if the occupancy of or income from the Mortgaged
Property does not increase to a level
specified in that agreement, or any other agreement or agreements between Borrower and Lender which provide for the establishment of any other fund, reserve or account.

(c)"Controlling Entity" means an entity which owns, directly or indirectly through one or more intermediaries, (A) a general partnership interest or more than 50% of the limited partnership interests in Borrower (if
Borrower is a partnership or joint venture),
(B) a manager's interest in Borrower or more than 50% of the ownership or membership interests in Borrower (if Borrower is a limited liability company), or (C) more than 50% of any class of voting stock of Borrower
(if Borrower is a corporation).

(d)"Environmental Permit" means any permit, license, or other authorization issued under any Hazardous Materials Law with respect to any activities or businesses conducted on or in relation to the Mortgaged Property.

(e)"Event of Default" means the occurrence of any event listed in Section 22.

(f)"Fixtures" means all property which is so attached to the Land or the Improvements as to constitute a fixture under applicable law, including: machinery, equipment, engines, boilers, incinerators, installed building materials; systems and equipment for the purpose of supplying or distributing heating, cooling, electricity, gas, water, air, or light; antennas, cable, wiring and conduits used in connection with radio, television, security, fire prevention, or fire detection or otherwise used to carry electronic signals; telephone systems and equipment;
elevators and related machinery and
equipment; fire detection, prevention and extinguishing systems and apparatus; security and access control systems and apparatus;
plumbing systems; water heaters, ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers and other appliances; light fixtures, awnings, storm windows and storm doors;
pictures, screens, blinds, shades, curtains and curtain rods; mirrors; cabinets, paneling, rugs and floor and wall coverings;
fences, trees and plants; swimming pools; and exercise equipment.

     (g)   "Governmental Authority" means any
board, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision of any of them, that has or acquires jurisdiction over the Mortgaged Property or the use, operation or improvement of the Mortgaged
Property.

     (h)   "Hazardous Materials" means
petroleum and petroleum products and
compounds containing them, including
gasoline, diesel fuel and oil; explosives;
flammable materials; radioactive materials;
polychlorinated biphenyls ("PCBs") and
compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Mortgaged Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a "hazardous substance,"
"hazardous material," "hazardous waste,"
"toxic substance," "toxic pollutant,"
"contaminant," or "pollutant" within the meaning of any Hazardous Materials Law.

     (i)   "Hazardous Materials Laws" means
all federal, state, and local laws,
ordinances and regulations and standards, rules, policies and other governmental requirements, administrative rulings and court judgments and decrees in effect now or in the future and including all amendments, that relate to Hazardous Materials and apply to Borrower or to the Mortgaged Property.
Hazardous Materials Laws include, but are not limited to, the Comprehensive Environmental
Response, Compensation and Liability Act, 42
U.S.C. Section 9601, et seq., the Resource
Conservation and Recovery Act, 42 U.S.C.
Section 6901, et seq., the Toxic Substance
Control Act, 15 U.S.C. Section 2601, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., and the Hazardous Materials
Transportation Act, 49 U.S.C. Section 5101, and their state analogs.

     (j)   "Impositions" and "Imposition
Deposits" are defined in Section 7(a).

     (k)   "Improvements" means the buildings,
structures, improvements, and alterations now constructed or at any time in the future constructed or placed upon the Land, including any future replacements and additions.

     (l)   "Indebtedness" means the principal
of, interest on, and all other amounts due at any time under, the Note, this Instrument or any other Loan Document, including prepayment premiums, late charges, default interest, and advances as provided in Section 12 to protect the security of this Instrument.

     (m)   "Initial Owners" means, with
respect to Borrower or any other entity, the persons or entities who on the date of the Note own in the aggregate 100% of the ownership interests in Borrower or that entity.

     (n)   "Land" means the land described in
Exhibit A.

     (o)   "Leases" means all present and
future leases, subleases, licenses,
concessions or grants or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Mortgaged Property, or any portion of the Mortgaged Property (including proprietary leases or occupancy agreements if Borrower is a cooperative housing corporation), and all modifications, extensions or renewals.

     (p)   "Lender" means the entity
identified as "Lender" in the first paragraph of this Instrument, or any subsequent holder of the Note.

     (q)   "Loan Documents" means the Note,
this Instrument, all guaranties, all
indemnity agreements, all Collateral
Agreements, O&M Programs, and any other
documents now or in the future executed by Borrower, any guarantor or any other person in connection with the loan evidenced by the Note, as such documents may be amended from time to time.

     (r)   "Loan Servicer" means the entity
that from time to time is designated by
Lender to collect payments and deposits and receive notices under the Note, this Instrument and any other Loan Document, and otherwise to service the loan evidenced by the Note for the benefit of Lender. Unless
Borrower receives notice to the contrary, the Loan Servicer is the entity identified as "Lender" in the first paragraph of this Instrument.

     (s)   "Mortgaged Property" means all of
Borrower's present and future right, title and interest in and to all of the following:

           (1)  the Land;

           (2)  the Improvements;

           (3)  the Fixtures;

           (4)  the Personalty;

           (5)  all current and future rights,
                including air rights,
                development rights, zoning
                rights and other similar
                rights or interests,
                easements, tenements,
                rights-of-way, strips and
                gores of land, streets,
                alleys, roads, sewer rights,
                waters, watercourses, and
                appurtenances related to or
                benefitting the Land or the
                Improvements, or both, and all
                rights-of-way, streets, alleys
                and roads which may have been
                or may in the future be
                vacated;

          (6)  all proceeds paid or to be
               paid by any insurer of the
                Land, the Improvements, the
                Fixtures, the Personalty or
                any other part of the
                Mortgaged Property, whether or
                not Borrower obtained the
                insurance pursuant to Lender's
                requirement;

           (7)  all awards, payments and other
                compensation made or to be
                made by any municipal, state
                or federal authority with
                respect to the Land, the
                Improvements, the Fixtures,
                the Personalty or any other
                part of the Mortgaged
                Property, including any awards
                or settlements resulting from
                condemnation proceedings or
                the total or partial taking of
                the Land, the Improvements,
                the Fixtures, the Personalty
                or any other part of the
                Mortgaged Property under the
                power of eminent domain or
                otherwise and including any
                conveyance in lieu thereof;

           (8)  all contracts, options and
                other agreements for the sale
                of the Land, the Improvements,
                the Fixtures, the Personalty
                or any other part of the
                Mortgaged Property entered
                into by Borrower now or in the
                future, including cash or
                securities deposited to secure
                performance by parties of
                their obligations;

           (9)  all proceeds from the
                conversion, voluntary or
                involuntary, of any of the
                above into cash or liquidated
                claims, and the right to
                collect such proceeds;

           (10) all Rents and Leases;

           (11) all earnings, royalties,
                accounts receivable, issues
                and profits from the Land, the
                Improvements or any other part
                of the Mortgaged Property, and
                all undisbursed proceeds of
                the loan secured by this
                Instrument and, if Borrower is
                a cooperative housing
                corporation, maintenance
                charges or assessments payable
                by shareholders or residents;

           (12) all Imposition Deposits;

           (13) all refunds or rebates of
                Impositions by any municipal,
                state or federal authority or
                insurance company (other than
                refunds applicable to periods
                before the real property tax
                year in which this Instrument
                is dated);

           (14) all tenant security deposits
                which have not been forfeited
                by any tenant under any Lease;
                and

           (15) all names under or by which
                any of the above Mortgaged
                Property may be operated or
                known, and all trademarks,
                trade names, and goodwill
                relating to any of the
                Mortgaged Property.

     (t)   "Note" means the Multifamily Note
described on page 1 of this Instrument,
including all schedules, riders, allonges and addenda, as such Multifamily Note may be amended from time to time.

     (u)   "O&M Program" is defined in
Section 18(a).

     (v)   "Personalty" means all furniture,
furnishings, equipment, machinery, building materials, appliances, goods, supplies, tools, books, records (whether in written or electronic form), computer equipment
(hardware and software) and other tangible personal property (other than Fixtures) which are used now or in the future in connection with the ownership, management or operation of the Land or the Improvements or are located on the Land or in the Improvements, and any operating agreements relating to the Land or the Improvements, and any surveys, plans and specifications and contracts for architectural, engineering and construction services relating to the Land or the Improvements and all other intangible property and rights relating to the operation of, or used in connection with, the Land or the Improvements, including all governmental permits relating to any activities on the Land.

     (w)   "Property Jurisdiction" is defined
in Section 30(a).

     (x)   "Rents" means all rents (whether
from residential or non-residential space), revenues and other income of the Land or the Improvements, including parking fees, laundry and vending machine income and fees and charges for food, health care and other services provided at the Mortgaged Property, whether now due, past due, or to become due, and deposits forfeited by tenants.

     (y)   "Taxes" means all taxes,
assessments, vault rentals and other charges, if any, general, special or otherwise, including all assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, will become a lien, on the Land or the Improvements.

     (z)   "Transfer" means (A) a sale,
assignment, transfer or other disposition
(whether voluntary, involuntary or by
operation of law); (B) the granting, creating or attachment of a lien, encumbrance or security interest (whether voluntary, involuntary or by operation of law); (C) the issuance or other creation of an ownership interest in a legal entity, including a partnership interest, interest in a limited liability company or corporate stock; (D) the withdrawal, retirement, removal or involuntary resignation of a partner in a partnership or a member or manager in a limited liability company; or (E) the merger, dissolution, liquidation, or consolidation of a legal entity or the reconstitution of one type of legal entity into another type of legal entity. "Transfer" does not include
(i) a conveyance of the Mortgaged Property at a judicial or non-judicial foreclosure sale under this Instrument or (ii) the Mortgaged
Property becoming part of a bankruptcy estate by operation of law under the United States
Bankruptcy Code. For purposes of defining the term "Transfer," the term "partnership" shall mean a general partnership, a limited partnership, a joint venture and a limited liability partnership, and the term "partner" shall mean a general partner, a limited partner and a joint venturer.

     2.    UNIFORM COMMERCIAL CODE SECURITY
AGREEMENT. This Instrument is also a security agreement under the Uniform Commercial Code for any of the Mortgaged Property which, under applicable law, may be subject to a security interest under the Uniform
Commercial Code, whether acquired now or in the future, and all products and cash and non-cash proceeds thereof (collectively, "UCC
Collateral"), and Borrower hereby grants to Lender a security interest in the UCC
Collateral.  Borrower shall execute and
deliver to Lender, upon Lender's request, financing statements, continuation statements and amendments, in such form as Lender may require to perfect or continue the perfection of this security interest. Borrower shall pay all filing costs and all costs and expenses of any record searches for financing statements that Lender may require. Without the prior written consent of Lender, Borrower shall not create or permit to exist any other lien or security interest in any of the UCC
Collateral.  If an Event of Default has
occurred and is continuing, Lender shall have the remedies of a secured party under the Uniform Commercial Code, in addition to all remedies provided by this Instrument or existing under applicable law. In exercising any remedies, Lender may exercise its remedies against the UCC Collateral separately or together, and in any order, without in any way affecting the availability of Lender's other remedies. This Instrument constitutes a financing statement with respect to any part of the Mortgaged Property which is or may become a Fixture.

     3.    ASSIGNMENT OF RENTS; APPOINTMENT OF
RECEIVER; LENDER IN POSSESSION.

     (a)   As part of the consideration for
the Indebtedness, Borrower absolutely and unconditionally assigns and transfers to
Lender all Rents. It is the intention of Borrower to establish a present, absolute and irrevocable transfer and assignment to Lender of all Rents and to authorize and empower
Lender to collect and receive all Rents
without the necessity of further action on the part of Borrower. Promptly upon request by Lender, Borrower agrees to execute and deliver such further assignments as Lender may from time to time require. Borrower and Lender intend this assignment of Rents to be immediately effective and to constitute an absolute present assignment and not an assignment for additional security only. For purposes of giving effect to this absolute assignment of Rents, and for no other purpose, Rents shall not be deemed to be a part of the "Mortgaged Property" as that term is defined in Section 1(s). However, if this present, absolute and unconditional assignment of Rents is not enforceable by its terms under the laws of the Property
Jurisdiction, then  the Rents shall  be
included as a part of the Mortgaged Property and it is the intention of the Borrower that in this circumstance this Instrument create and perfect a lien on Rents in favor of Lender, which lien shall be effective as of the date of this Instrument.

     (b)   After the occurrence of an Event of
Default, Borrower authorizes Lender to
collect, sue for and compromise Rents and directs each tenant of the Mortgaged Property to pay all Rents to, or as directed by, Lender. However, until the occurrence of an Event of Default, Lender hereby grants to Borrower a revocable license to collect and receive all Rents, to hold all Rents in trust for the benefit of Lender and to apply all Rents to pay the installments of interest and principal then due and payable under the Note and the other amounts then due and payable under the other Loan Documents, including
Imposition Deposits, and to pay the current costs and expenses of managing, operating and maintaining the Mortgaged Property, including utilities, Taxes and insurance premiums (to the extent not included in Imposition
Deposits), tenant improvements and other capital expenditures. So long as no Event of Default has occurred and is continuing, the Rents remaining after application pursuant to the preceding sentence may be retained by Borrower free and clear of, and released from, Lender's rights with respect to Rents under this Instrument. From and after the occurrence of an Event of Default, and without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, or by a receiver, Borrower's license to collect Rents shall automatically terminate and Lender shall without notice be entitled to all Rents as they become due and payable, including
Rents then due and unpaid. Borrower shall pay to Lender upon demand all Rents to which Lender is entitled. At any time on or after the date of Lender's demand for Rents, Lender may give, and Borrower hereby irrevocably authorizes Lender to give, notice to all tenants of the Mortgaged Property instructing them to pay all Rents to Lender, no tenant shall be obligated to inquire further as to the occurrence or continuance of an Event of Default, and no tenant shall be obligated to pay to Borrower any amounts which are actually paid to Lender in response to such a notice. Any such notice by Lender shall be delivered to each tenant personally, by mail or by delivering such demand to each rental unit. Borrower shall not interfere with and shall cooperate with Lender's collection of such Rents.

     (c)   Borrower represents and warrants to
Lender that Borrower has not executed any prior assignment of Rents (other than an assignment of Rents securing indebtedness that will be paid off and discharged with the proceeds of the loan evidenced by the Note), that Borrower has not performed, and Borrower covenants and agrees that it will not perform, any acts and has not executed, and shall not execute, any instrument which would prevent Lender from exercising its rights under this Section 3, and that at the time of execution of this Instrument there has been no anticipation or prepayment of any Rents for more than two months prior to the due dates of such Rents. Borrower shall not collect or accept payment of any Rents more than two months prior to the due dates of such Rents.

     (d)   If an Event of Default has occurred
and is continuing, Lender may, regardless of the adequacy of Lender's security or the solvency of Borrower and even in the absence of waste, enter upon and take and maintain full control of the Mortgaged Property in order to perform all acts that Lender in its discretion determines to be necessary or desirable for the operation and maintenance of the Mortgaged Property, including the execution, cancellation or modification of
Leases, the collection of all Rents, the making of repairs to the Mortgaged Property and the execution or termination of contracts providing for the management, operation or maintenance of the Mortgaged Property, for the purposes of enforcing the assignment of Rents pursuant to Section 3(a), protecting the Mortgaged Property or the security of this Instrument, or for such other purposes as Lender in its discretion may deem necessary or desirable. Alternatively, if an Event of Default has occurred and is continuing, regardless of the adequacy of Lender's security, without regard to
Borrower's solvency and without the necessity of giving prior notice (oral or written) to Borrower, Lender may apply to any court having jurisdiction for the appointment of a receiver for the Mortgaged Property to take any or all of the actions set forth in the preceding sentence. If Lender elects to seek the appointment of a receiver for the Mortgaged Property at any time after an Event of Default has occurred and is continuing, Borrower, by its execution of this Instrument, expressly consents to the appointment of such receiver, including the appointment of a receiver ex parte if permitted by applicable law. Lender or the receiver, as the case may be, shall be entitled to receive a reasonable fee for managing the Mortgaged Property. Immediately upon appointment of a receiver or immediately upon the Lender's entering upon and taking possession and control of the Mortgaged
Property, Borrower shall surrender possession of the Mortgaged Property to Lender or the receiver, as the case may be, and shall deliver to Lender or the receiver, as the case may be, all documents, records
(including records on electronic or magnetic media), accounts, surveys, plans, and specifications relating to the Mortgaged
Property and all security deposits and
prepaid Rents. In the event Lender takes possession and control of the Mortgaged
Property, Lender may exclude Borrower and its representatives from the Mortgaged Property.
Borrower acknowledges and agrees that the exercise by Lender of any of the rights conferred under this Section 3 shall not be construed to make Lender a mortgagee-in-possession of the Mortgaged Property so long as Lender has not itself entered into actual possession of the Land and Improvements.

     (e)   If Lender enters the Mortgaged
Property, Lender shall be liable to account only to Borrower and only for those Rents actually received. Lender shall not be liable to Borrower, anyone claiming under or through Borrower or anyone having an interest in the Mortgaged Property, by reason of any act or omission of Lender under this
Section 3, and Borrower hereby releases and discharges Lender from any such liability to the fullest extent permitted by law.

     (f)   If the Rents are not sufficient to
meet the costs of taking control of and
managing the Mortgaged Property and
collecting the Rents, any funds expended by Lender for such purposes shall become an additional part of the Indebtedness as provided in Section 12.

     (g)   Any entering upon and taking of
control of the Mortgaged Property by Lender or the receiver, as the case may be, and any application of Rents as provided in this Instrument shall not cure or waive any Event of Default or invalidate any other right or remedy of Lender under applicable law or provided for in this Instrument.

     4.    ASSIGNMENT OF LEASES; LEASES
AFFECTING THE MORTGAGED PROPERTY.

     (a)   As part of the consideration for
the Indebtedness, Borrower absolutely and unconditionally assigns and transfers to
Lender all of Borrower's right, title and interest in, to and under the Leases, including Borrower's right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease.
 It is the intention of Borrower to establish a present, absolute and irrevocable transfer and assignment to Lender of all of Borrower's right, title and interest in, to and under the Leases. Borrower and Lender intend this assignment of the Leases to be immediately effective and to constitute an absolute present assignment and not an assignment for additional security only. For purposes of giving effect to this absolute assignment of the Leases, and for no other purpose, the Leases shall not be deemed to be a part of the "Mortgaged Property" as that term is defined in Section 1(s). However, if this present, absolute and unconditional assignment of the Leases is not enforceable by its terms under the laws of the Property
Jurisdiction, then the Leases shall be
included as a part of the Mortgaged Property and it is the intention of the Borrower that in this circumstance this Instrument create and perfect a lien on the Leases in favor of Lender, which lien shall be effective as of the date of this Instrument.

     (b)   Until Lender gives notice to
Borrower of Lender's exercise of its rights under this Section 4, Borrower shall have all rights, power and authority granted to Borrower under any Lease (except as otherwise limited by this Section or any other provision of this Instrument), including the right, power and authority to modify the terms of any Lease or extend or terminate any Lease. Upon the occurrence of an Event of Default, the permission given to Borrower pursuant to the preceding sentence to exercise all rights, power and authority under Leases shall automatically terminate.
Borrower shall comply with and observe
Borrower's obligations under all Leases, including Borrower's obligations pertaining to the maintenance and disposition of tenant security deposits.

     (c)   Borrower acknowledges and agrees
that the exercise by Lender, either directly or by a receiver, of any of the rights conferred under this Section 4 shall not be construed to make Lender a mortgagee-in-possession of the Mortgaged Property so long as Lender has not itself entered into actual possession of the Land and the Improvements.
The acceptance by Lender of the assignment of the Leases pursuant to Section 4(a) shall not at any time or in any event obligate Lender to take any action under this Instrument or to expend any money or to incur any expenses.
Lender shall not be liable in any way for any injury or damage to person or property sustained by any person or persons, firm or corporation in or about the Mortgaged
Property. Prior to Lender's actual entry into and taking possession of the Mortgaged
Property, Lender shall not (i) be obligated to perform any of the terms, covenants and conditions contained in any Lease (or otherwise have any obligation with respect to any Lease); (ii) be obligated to appear in or defend any action or proceeding relating to the Lease or the Mortgaged Property; or
(iii) be responsible for the operation,
control, care, management or repair of the Mortgaged Property or any portion of the Mortgaged Property. The execution of this Instrument by Borrower shall constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Mortgaged Property is and shall be that of Borrower, prior to such actual entry and taking of possession.

     (d)   Upon delivery of notice by Lender
to Borrower of Lender's exercise of Lender's rights under this Section 4 at any time after the occurrence of an Event of Default, and without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, by a receiver, or by any other manner or proceeding permitted by the laws of the Property
Jurisdiction, Lender immediately shall have all rights, powers and authority granted to Borrower under any Lease, including the right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease.

     (e)   Borrower shall, promptly upon
Lender's request, deliver to Lender an
executed copy of each residential Lease then in effect. All Leases for residential dwelling units shall be on forms approved by Lender, shall be for initial terms of at least six months and not more than two years, and shall not include options to purchase.

     (f)   Borrower shall not lease any
portion of the Mortgaged Property for non-
residential use except with the prior written
consent of Lender and Lender's prior written
approval of the Lease agreement.  Borrower
shall not modify the terms of, or extend or
terminate, any Lease for non-residential use
(including any Lease in existence on the date
of this Instrument) without the prior written
consent of Lender.  Borrower shall, without
request by Lender, deliver an executed copy
of each non-residential Lease to Lender
promptly after such Lease is signed.   All
non-residential Leases, including renewals or extensions of existing Leases, shall specifically provide that (1) such Leases are subordinate to the lien of this Instrument;
(2) the tenant shall attorn to Lender and any purchaser at a foreclosure sale, such attornment to be self-executing and effective upon acquisition of title to the Mortgaged
Property by any purchaser at a foreclosure sale or by Lender in any manner; (3) the tenant agrees to execute such further evidences of attornment as Lender or any purchaser at a foreclosure sale may from time to time request; (4) the Lease shall not be terminated by foreclosure or any other transfer of the Mortgaged Property; (5) after a foreclosure sale of the Mortgaged Property, Lender or any other purchaser at such foreclosure sale may, at Lender's or such purchaser's option, accept or terminate such Lease; and (6) the tenant shall, upon receipt after the occurrence of an Event of Default of a written request from Lender, pay all Rents payable under the Lease to Lender.

     (g)   Borrower shall not receive or
accept Rent under any Lease (whether
residential or non-residential) for more than two months in advance.

     5.    PAYMENT OF INDEBTEDNESS;
PERFORMANCE UNDER LOAN DOCUMENTS; PREPAYMENT
PREMIUM. Borrower shall pay the Indebtedness when due in accordance with the terms of the Note and the other Loan Documents and shall perform, observe and comply with all other provisions of the Note and the other Loan
Documents. Borrower shall pay a prepayment premium in connection with certain prepayments of the Indebtedness, including a payment made after Lender's exercise of any right of acceleration of the Indebtedness, as provided in the Note.

     6.    EXCULPATION.  Borrower's personal
liability for payment of the Indebtedness and for performance of the other obligations to be performed by it under this Instrument is limited in the manner, and to the extent, provided in the Note.

     7.    DEPOSITS FOR TAXES, INSURANCE AND
OTHER CHARGES.

     (a)   Borrower shall deposit with Lender
on the day monthly installments of principal or interest, or both, are due under the Note
(or on another day designated in writing by Lender), until the Indebtedness is paid in full, an additional amount sufficient to accumulate with Lender the entire sum required to pay, when due (1) any water and sewer charges which, if not paid, may result in a lien on all or any part of the Mortgaged
Property, (2) the premiums for fire and other hazard insurance, rent loss insurance and such other insurance as Lender may require under Section 19, (3) Taxes, and (4) amounts for other charges and expenses which Lender at any time reasonably deems necessary to protect the Mortgaged Property, to prevent the imposition of liens on the Mortgaged
Property, or otherwise to protect Lender's interests, all as reasonably estimated from time to time by Lender, plus one-sixth of such estimate. The amounts deposited under the preceding sentence are collectively referred to in this Instrument as the "Imposition Deposits". The obligations of
Borrower for which the Imposition Deposits are required are collectively referred to in this Instrument as "Impositions". The amount of the Imposition Deposits shall be sufficient to enable Lender to pay each Imposition before the last date upon which such payment may be made without any penalty or interest charge being added. Lender shall maintain records indicating how much of the monthly Imposition Deposits and how much of the aggregate Imposition Deposits held by Lender are held for the purpose of paying
Taxes, insurance premiums and each other obligation of Borrower for which Imposition
Deposits are required. Any waiver by Lender of the requirement that Borrower remit
Imposition Deposits to Lender may be revoked by Lender, in Lender's discretion, at any time upon notice to Borrower.

     (b)   Imposition Deposits shall be held
in an institution (which may be Lender, if Lender is such an institution) whose deposits or accounts are insured or guaranteed by a federal agency. Lender shall not be obligated to open additional accounts or deposit Imposition Deposits in additional institutions when the amount of the Imposition Deposits exceeds the maximum amount of the federal deposit insurance or guaranty. Lender shall apply the Imposition
Deposits to pay Impositions so long as no Event of Default has occurred and is continuing. Unless applicable law requires,
Lender shall not be required to pay Borrower any interest, earnings or profits on the Imposition Deposits. Borrower hereby pledges and grants to Lender a security interest in the Imposition Deposits as additional security for all of Borrower's obligations under this Instrument and the other Loan
Documents. Any amounts deposited with Lender under this Section 7 shall not be trust funds, nor shall they operate to reduce the Indebtedness, unless applied by Lender for that purpose under Section 7(e).

     (c)   If Lender receives a bill or
invoice for an Imposition, Lender shall pay the Imposition from the Imposition Deposits held by Lender. Lender shall have no obligation to pay any Imposition to the extent it exceeds Imposition Deposits then held by Lender. Lender may pay an Imposition according to any bill, statement or estimate from the appropriate public office or insurance company without inquiring into the accuracy of the bill, statement or estimate or into the validity of the Imposition.

     (d)   If at any time the amount of the
Imposition Deposits held by Lender for
payment of a specific Imposition exceeds the amount reasonably deemed necessary by Lender plus one-sixth of such estimate, the excess shall be credited against future installments of Imposition Deposits. If at any time the amount of the Imposition Deposits held by Lender for payment of a specific Imposition is less than the amount reasonably estimated by Lender to be necessary plus one-sixth of such estimate, Borrower shall pay to Lender the amount of the deficiency within 15 days after notice from Lender.

     (e)   If an Event of Default has occurred
and is continuing, Lender may apply any
Imposition Deposits, in any amounts and in any order as Lender determines, in Lender's discretion, to pay any Impositions or as a credit against the Indebtedness. Upon payment in full of the Indebtedness, Lender shall refund to Borrower any Imposition Deposits held by Lender.

     8.    COLLATERAL AGREEMENTS.  Borrower
shall deposit with Lender such amounts as may be required by any Collateral Agreement and shall perform all other obligations of Borrower under each Collateral Agreement.

     9.    APPLICATION OF PAYMENTS.  If at any
time Lender receives, from Borrower or
otherwise, any amount applicable to the
Indebtedness which is less than all amounts due and payable at such time, then Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender's discretion.
Neither Lender's acceptance of an amount which is less than all amounts then due and payable nor Lender's application of such payment in the manner authorized shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction. Notwithstanding the application of any such amount to the Indebtedness, Borrower's obligations under this Instrument and the Note shall remain unchanged.

     10.   COMPLIANCE WITH LAWS.  Borrower
shall comply with all laws, ordinances,
regulations and requirements of any
Governmental Authority and all recorded
lawful covenants and agreements relating to or affecting the Mortgaged Property, including all laws, ordinances, regulations, requirements and covenants pertaining to health and safety, construction of improvements on the Mortgaged Property, fair housing, zoning and land use, and Leases.
Borrower also shall comply with all
applicable laws that pertain to the
maintenance and disposition of tenant
security deposits. Borrower shall at all times maintain records sufficient to demonstrate compliance with the provisions of this Section 10. Borrower shall take appropriate measures to prevent, and shall not engage in or knowingly permit, any illegal activities at the Mortgaged Property that could endanger tenants or visitors, result in damage to the Mortgaged Property, result in forfeiture of the Mortgaged
Property, or otherwise materially impair the lien created by this Instrument or Lender's interest in the Mortgaged Property. Borrower represents and warrants to Lender that no portion of the Mortgaged Property has been or will be purchased with the proceeds of any illegal activity.

     11.   USE OF PROPERTY.  Unless required
by applicable law, Borrower shall not (a) except for any change in use approved by Lender, allow changes in the use for which all or any part of the Mortgaged Property is being used at the time this Instrument was executed, (b) convert any individual dwelling units or common areas to commercial use, (c) initiate or acquiesce in a change in the zoning classification of the Mortgaged
Property, or (d) establish any condominium or cooperative regime with respect to the Mortgaged Property.

     12.   PROTECTION OF LENDER'S SECURITY.

     (a)   If Borrower fails to perform any of
its obligations under this Instrument or any other Loan Document, or if any action or proceeding is commenced which purports to affect the Mortgaged Property, Lender's security or Lender's rights under this Instrument, including eminent domain, insolvency, code enforcement, civil or criminal forfeiture, enforcement of Hazardous
Materials Laws, fraudulent conveyance or reorganizations or proceedings involving a bankrupt or decedent, then Lender at Lender's option may make such appearances, disburse such sums and take such actions as Lender reasonably deems necessary to perform such obligations of Borrower and to protect
Lender's interest, including (1) payment of fees and out of pocket expenses of attorneys, accountants, inspectors and consultants, (2) entry upon the Mortgaged Property to make repairs or secure the Mortgaged Property, (3) procurement of the insurance required by
Section 19, and (4) payment of amounts which Borrower has failed to pay under Sections 15 and 17.

     (b)   Any amounts disbursed by Lender
under this Section 12, or under any other provision of this Instrument that treats such disbursement as being made under this
Section 12, shall be added to, and become part of, the principal component of the Indebtedness, shall be immediately due and payable and shall bear interest from the date of disbursement until paid at the "Default
Rate", as defined  in the Note.

     (c)   Nothing in this Section 12 shall
require Lender to incur any expense or take any action.

     13.   INSPECTION.  Lender, its agents,
representatives, and designees may make or cause to be made entries upon and inspections of the Mortgaged Property (including environmental inspections and tests) during normal business hours, or at any other reasonable time.

     14.   BOOKS AND RECORDS; FINANCIAL
REPORTING.

     (a)   Borrower shall keep and maintain at
all times at the Mortgaged Property or the management agent's offices, and upon Lender's request shall make available at the Mortgaged
Property, complete and accurate books of account and records (including copies of supporting bills and invoices) adequate to reflect correctly the operation of the Mortgaged Property, and copies of all written contracts, Leases, and other instruments which affect the Mortgaged Property. The books, records, contracts, Leases and other instruments shall be subject to examination and inspection at any reasonable time by Lender.

     (b)    Borrower shall furnish to Lender
all of the following:

           (1)  within 120 days after the end
                of each fiscal year of
                Borrower, a statement of
                income and expenses for
                Borrower's operation of the
                Mortgaged Property for that
                fiscal year, a statement of
                changes in financial position
                of Borrower relating to the
                Mortgaged Property for that
                fiscal year and, when
                requested by Lender, a balance
                sheet showing all assets and
                liabilities of Borrower
                relating to the Mortgaged
                Property as of the end of that
                fiscal year;

           (2)  within 120 days after the end
                of each fiscal year of
                Borrower, and at any other
                time upon Lender's request, a
                rent schedule for the
                Mortgaged Property showing the
                name of each tenant, and for
                each tenant, the space
                occupied, the lease expiration
                date, the rent payable for the
                current month, the date
                through which rent has been
                paid, and any related
                information requested by
                Lender;

           (3)  within 120 days after the end
                of each fiscal year of
                Borrower, and at any other
                time upon Lender's request, an
                accounting of all security
                deposits held pursuant to all
                Leases, including the name of
                the institution (if any) and
                the names and identification
                numbers of the accounts (if
                any) in which such security
                deposits are held and the name
                of the person to contact at
                such financial institution,
                along with any authority or
                release necessary for Lender
                to access information
                regarding such accounts;

           (4)  within 120 days after the end
                of each fiscal year of
                Borrower, and at any other
                time upon Lender's request, a
                statement that identifies all
                owners of any interest in
                Borrower and any Controlling
                Entity and the interest held
                by each, if Borrower or a
                Controlling Entity is a
                corporation, all officers and
                directors of Borrower and the
                Controlling Entity, and if
                Borrower or a Controlling
                Entity is a limited liability
                company, all managers who are
                not members;

           (5)  upon Lender's request,
                quarterly income and expense
                statements for the Mortgaged
                Property;

           (6)  upon Lender's request at any
                time when an Event of Default
                has occurred and is
                continuing, monthly income and
                expense statements for the
                Mortgaged Property;

           (7)  upon Lender's request, a
                monthly property management
                report for the Mortgaged
                Property, showing the number
                of inquiries made and rental
                applications received from
                tenants or prospective tenants
                and deposits received from
                tenants and any other
                information requested by
                Lender; and

           (8)  upon Lender's request, a
                balance sheet, a statement of
                income and expenses for
                Borrower and a statement of
                changes in financial position
                of Borrower for Borrower's
                most recent fiscal year.

     (c)   Each of the statements, schedules
and reports required by Section 14(b) shall be certified to be complete and accurate by an individual having authority to bind
Borrower, and shall be in such form and
contain such detail as Lender may reasonably require. Lender also may require that any statements, schedules or reports be audited at Borrower's expense by independent certified public accountants acceptable to
Lender.

     (d)   If Borrower fails to provide in a
timely manner the statements, schedules and reports required by Section 14(b), Lender shall have the right to have Borrower's books and records audited, at Borrower's expense, by independent certified public accountants selected by Lender in order to obtain such statements, schedules and reports, and all related costs and expenses of Lender shall become immediately due and payable and shall become an additional part of the Indebtedness as provided in Section 12.

     (e)   If an Event of Default has occurred
and is continuing, Borrower shall deliver to Lender upon written demand all books and records relating to the Mortgaged Property or its operation.

     (f)   Borrower authorizes Lender to
obtain a credit report on Borrower at any time.

     15.   TAXES; OPERATING EXPENSES.

     (a)   Subject to the provisions of
Section 15(c) and Section 15(d), Borrower shall pay, or cause to be paid, all Taxes when due and before the addition of any interest, fine, penalty or cost for nonpayment.

     (b)   Subject to the provisions of
Section 15(c), Borrower shall pay the
expenses of operating, managing, maintaining and repairing the Mortgaged Property
(including insurance premiums, utilities, repairs and replacements) before the last date upon which each such payment may be made without any penalty or interest charge being added.

     (c)   As long as no Event of Default
exists and Borrower has timely delivered to Lender any bills or premium notices that it has received, Borrower shall not be obligated to pay Taxes, insurance premiums or any other individual Imposition to the extent that sufficient Imposition Deposits are held by Lender for the purpose of paying that specific Imposition. If an Event of Default exists, Lender may exercise any rights Lender may have with respect to Imposition Deposits without regard to whether Impositions are then due and payable. Lender shall have no liability to Borrower for failing to pay any Impositions to the extent that any Event of Default has occurred and is continuing, insufficient Imposition Deposits are held by Lender at the time an Imposition becomes due and payable or Borrower has failed to provide
Lender with bills and premium notices as provided above.

     (d)    Borrower, at its own expense, may
contest by appropriate legal proceedings, conducted diligently and in good faith, the amount or validity of any Imposition other than insurance premiums, if (1) Borrower notifies Lender of the commencement or expected commencement of such proceedings,
(2) the Mortgaged Property is not in danger of being sold or forfeited, (3) Borrower deposits with Lender reserves sufficient to pay the contested Imposition, if requested by Lender, and (4) Borrower furnishes whatever additional security is required in the proceedings or is reasonably requested by Lender, which may include the delivery to Lender of the reserves established by Borrower to pay the contested Imposition.

     (e)   Borrower shall promptly deliver to
Lender a copy of all notices of, and invoices for, Impositions, and if Borrower pays any Imposition directly, Borrower shall promptly furnish to Lender receipts evidencing such payments.

     16.   LIENS; ENCUMBRANCES.  Borrower
acknowledges that, to the extent provided in
Section 21, the grant, creation or existence of any mortgage, deed of trust, deed to secure debt, security interest or other lien or encumbrance (a "Lien") on the Mortgaged
Property (other than the lien of this
Instrument) or on certain ownership interests in Borrower, whether voluntary, involuntary or by operation of law, and whether or not such Lien has priority over the lien of this Instrument, is a "Transfer" which constitutes an Event of Default and subjects Borrower to personal liability under the Note.

     17.   PRESERVATION, MANAGEMENT AND
MAINTENANCE OF MORTGAGED PROPERTY.  Borrower
(a) shall not commit waste or permit
impairment or deterioration of the Mortgaged
Property, (b) shall not abandon the Mortgaged
Property, (c) shall restore or repair
promptly, in a good and workmanlike manner, any damaged part of the Mortgaged Property to the equivalent of its original condition, or such other condition as Lender may approve in writing, whether or not insurance proceeds or condemnation awards are available to cover any costs of such restoration or repair, (d) shall keep the Mortgaged Property in good repair, including the replacement of
Personalty and Fixtures with items of equal or better function and quality, (e) shall provide for professional management of the Mortgaged Property by a residential rental property manager satisfactory to Lender under a contract approved by Lender in writing, and
(f) shall give notice to Lender of and,
unless otherwise directed in writing by
Lender, shall appear in and defend any action or proceeding purporting to affect the Mortgaged Property, Lender's security or
Lender's rights under this Instrument.
Borrower shall not (and shall not permit any tenant or other person to) remove, demolish or alter the Mortgaged Property or any part of the Mortgaged Property except in connection with the replacement of tangible
Personalty.

     18.   ENVIRONMENTAL HAZARDS.

     (a)   Except for matters covered by a
written program of operations and maintenance approved in writing by Lender (an "O&M
Program") or matters described in
Section 18(b), Borrower shall not cause or permit any of the following:

           (1)  the presence, use, generation,
                release, treatment,
                processing, storage (including
                storage in above ground and
                underground storage tanks),
                handling, or disposal of any
                Hazardous Materials on or
                under the Mortgaged Property
                or any other  property of
                Borrower that is adjacent to
                the Mortgaged Property;

           (2)  the transportation of any
                Hazardous Materials to, from,
                or across the Mortgaged
                Property;

           (3)  any occurrence or condition on
                the Mortgaged Property or any
                other property of Borrower
                that is adjacent to the
                Mortgaged Property, which
                occurrence or condition is or
                may be in violation of
                Hazardous Materials Laws; or

           (4)  any violation of or
                noncompliance with the terms
                of any Environmental Permit
                with respect to the Mortgaged
                Property or any  property of
                Borrower that is adjacent to
                the Mortgaged Property.

The matters described in clauses (1) through
(4) above are referred to collectively in this Section 18 as "Prohibited Activities or
Conditions".

     (b)   Prohibited Activities and
Conditions shall not include the safe and lawful use and storage of quantities of (1) pre-packaged supplies, cleaning materials and petroleum products customarily used in the operation and maintenance of comparable multifamily properties, (2) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used by tenants and occupants of residential dwelling units in the Mortgaged Property; and (3) petroleum products used in the operation and maintenance of motor vehicles from time to time located on the Mortgaged Property's parking areas, so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Hazardous Materials Laws.

     (c)   Borrower shall take all
commercially reasonable actions (including the inclusion of appropriate provisions in any Leases executed after the date of this Instrument) to prevent its employees, agents, and contractors, and all tenants and other occupants from causing or permitting any Prohibited Activities or Conditions.
Borrower shall not lease or allow the
sublease or use of all or any portion of the Mortgaged Property to any tenant or subtenant for nonresidential use by any user that, in the ordinary course of its business, would cause or permit any Prohibited Activity or Condition.

     (d)   If an O&M Program has been
established with respect to Hazardous
Materials, Borrower shall comply in a timely manner with, and cause all employees, agents, and contractors of Borrower and any other persons present on the Mortgaged Property to comply with the O&M Program. All costs of performance of Borrower's obligations under any O&M Program shall be paid by Borrower, and Lender's out-of-pocket costs incurred in connection with the monitoring and review of the O&M Program and Borrower's performance shall be paid by Borrower upon demand by Lender. Any such out-of-pocket costs of Lender which Borrower fails to pay promptly shall become an additional part of the Indebtedness as provided in Section 12.

     (e)   Borrower represents and warrants to
Lender that, except as previously disclosed by Borrower to Lender in writing:

           (1)  Borrower has not at any time
                engaged in, caused or
                permitted any Prohibited
                Activities or Conditions;

           (2)  to the best of Borrower's
                knowledge after reasonable and
                diligent inquiry, no
                Prohibited Activities or
                Conditions exist or have
                existed;

           (3)  except to the extent
                previously disclosed by
                Borrower to Lender in writing,
                the Mortgaged Property does
                not now contain any
                underground storage tanks,
                and, to the best of Borrower's
                knowledge after reasonable and
                diligent inquiry, the
                Mortgaged Property has not
                contained any underground
                storage tanks in the past.  If
                there is an underground
                storage tank located on the
                Property which has been
                previously disclosed by
                Borrower to Lender in writing,
                that tank complies with all
                requirements of Hazardous
                Materials Laws;

           (4)  Borrower has complied with all
                Hazardous Materials Laws,
                including all requirements for
                notification regarding
                releases of Hazardous
                Materials.  Without limiting
                the generality of the
                foregoing, Borrower has
                obtained all Environmental
                Permits required for the
                operation of the Mortgaged
                Property in accordance with
                Hazardous Materials Laws now
                in effect and all such
                Environmental Permits are in
                full force and effect;

           (5)  no event has occurred with
                respect to the Mortgaged
                Property that constitutes, or
                with the passing of time or
                the giving of notice would
                constitute, noncompliance with
                the terms of any Environmental
                Permit;

           (6)  there are no actions, suits,
                claims or proceedings pending
                or, to the best of Borrower's
                knowledge after reasonable and
                diligent inquiry, threatened
                that involve the Mortgaged
                Property and allege, arise out
                of, or relate to any
                Prohibited Activity or
                Condition; and

           (7)  Borrower has not received any
                complaint, order, notice of
                violation or other
                communication from any
                Governmental Authority with
                regard to air emissions, water
                discharges, noise emissions or
                Hazardous Materials, or any
                other environmental, health or
                safety matters affecting the
                Mortgaged Property or any
                other property of Borrower
                that is adjacent to the
                Mortgaged Property.

The representations and warranties in this
Section 18 shall be continuing
representations and warranties that shall be deemed to be made by Borrower throughout the term of the loan evidenced by the Note, until the Indebtedness has been paid in full.

     (f)   Borrower shall promptly notify
Lender in writing upon the occurrence of any of the following events:

           (1)  Borrower's discovery of any
                Prohibited Activity or
                Condition;

           (2)  Borrower's receipt of or
                knowledge of any complaint,
                order, notice of violation or
                other communication from any
                Governmental Authority or
                other person with regard to
                present or future alleged
                Prohibited Activities or
                Conditions or any other
                environmental, health or
                safety matters affecting the
                Mortgaged Property or any
                other property of Borrower
                that is adjacent to the
                Mortgaged Property; and

           (3)  any representation or warranty
                in this Section 18 becomes
                untrue after the date of this
                Agreement.

Any such notice given by Borrower shall not relieve Borrower of, or result in a waiver of, any obligation under this Instrument, the Note, or any other Loan Document.

     (g)   Borrower shall pay promptly the
costs of any environmental inspections, tests or audits ("Environmental Inspections") required by Lender in connection with any foreclosure or deed in lieu of foreclosure, or as a condition of Lender's consent to any Transfer under Section 21, or required by Lender following a reasonable determination by Lender that Prohibited Activities or Conditions may exist. Any such costs incurred by Lender (including the fees and out-of-pocket costs of attorneys and technical consultants whether incurred in connection with any judicial or administrative process or otherwise) which
Borrower fails to pay promptly shall become an additional part of the Indebtedness as provided in Section 12. The results of all Environmental Inspections made by Lender shall at all times remain the property of Lender and Lender shall have no obligation to disclose or otherwise make available to Borrower or any other party such results or any other information obtained by Lender in connection with its Environmental
Inspections. Lender hereby reserves the right, and Borrower hereby expressly authorizes Lender, to make available to any party, including any prospective bidder at a foreclosure sale of the Mortgaged Property, the results of any Environmental Inspections made by Lender with respect to the Mortgaged
Property.  Borrower consents to Lender
notifying any party (either as part of a notice of sale or otherwise) of the results of any of Lender's Environmental Inspections.
Borrower acknowledges that Lender cannot control or otherwise assure the truthfulness or accuracy of the results of any of its Environmental Inspections and that the release of such results to prospective bidders at a foreclosure sale of the Mortgaged Property may have a material and adverse effect upon the amount which a party may bid at such sale. Borrower agrees that Lender shall have no liability whatsoever as a result of delivering the results of any of its Environmental Inspections to any third party, and Borrower hereby releases and forever discharges Lender from any and all claims, damages, or causes of action, arising out of, connected with or incidental to the results of, the delivery of any of Lender's
Environmental Inspections.

     (h)   If any investigation, site
monitoring, containment, clean-up,
restoration or other remedial work ("Remedial
Work") is necessary to comply with any
Hazardous Materials Law or order of any
Governmental Authority that has or acquires jurisdiction over the Mortgaged Property or the use, operation or improvement of the Mortgaged Property under any Hazardous
Materials Law, Borrower shall, by the earlier of (1) the applicable deadline required by Hazardous Materials Law or (2) 30 days after notice from Lender demanding such action, begin performing the Remedial Work, and thereafter diligently prosecute it to completion, and shall in any event complete the work by the time required by applicable
Hazardous Materials Law. If Borrower fails to begin on a timely basis or diligently prosecute any required Remedial Work, Lender may, at its option, cause the Remedial Work to be completed, in which case Borrower shall reimburse Lender on demand for the cost of doing so. Any reimbursement due from Borrower to Lender shall become part of the Indebtedness as provided in Section 12.

     (i)   Borrower shall cooperate with any
inquiry by any Governmental Authority and shall comply with any governmental or judicial order which arises from any alleged
Prohibited Activity or Condition.

     (j)   Borrower shall indemnify, hold
harmless and defend (i) Lender, (ii) any prior owner or holder of the Note, (iii) the Loan Servicer, (iv) any prior Loan Servicer,
(v) the officers, directors, shareholders, partners, employees and trustees of any of the foregoing, and (vi) the heirs, legal representatives, successors and assigns of each of the foregoing (collectively, the "Indemnitees") from and against all proceedings, claims, damages, penalties and costs (whether initiated or sought by Governmental Authorities or private parties), including fees and out of pocket expenses of attorneys and expert witnesses, investigatory fees, and remediation costs, whether incurred in connection with any judicial or administrative process or otherwise, arising directly or indirectly from any of the following:

           (1)  any breach of any
                representation or warranty of
                Borrower in this Section 18;

           (2)  any failure by Borrower to
                perform any of its obligations
                under this Section 18;

           (3)  the existence or alleged
                existence of any Prohibited
                Activity or Condition;

           (4)  the presence or alleged
                presence of Hazardous
                Materials on or under the
                Mortgaged Property or any
                property of Borrower that is
                adjacent to the Mortgaged
                Property; and

           (5)  the actual or alleged
                violation of any Hazardous
                Materials Law.

     (k)   Counsel selected by Borrower to
defend Indemnitees shall be subject to the approval of those Indemnitees. However, any Indemnitee may elect to defend any claim or legal or administrative proceeding at the Borrower's expense.

     (l)   Borrower shall not, without the
prior written consent of those Indemnitees who are named as parties to a claim or legal or administrative proceeding (a "Claim"), settle or compromise the Claim if the settlement (1) results in the entry of any judgment that does not include as an unconditional term the delivery by the claimant or plaintiff to Lender of a written release of those Indemnitees, satisfactory in form and substance to Lender; or (2) may materially and adversely affect Lender, as determined by Lender in its discretion.

     (m)   Borrower's obligation to indemnify
the Indemnitees shall not be limited or
impaired by any of the following, or by any failure of Borrower or any guarantor to receive notice of or consideration for any of the following:

           (1)  any amendment or modification
                of any Loan Document;

           (2)  any extensions of time for
                performance required by any
                Loan Document;

           (3)  any provision in any of the
                Loan Documents limiting
                Lender's recourse to property
                securing the Indebtedness, or
                limiting the personal
                liability of Borrower or any
                other party for payment of all
                or any part of the
                Indebtedness;

           (4)  the accuracy or inaccuracy of
                any representations and
                warranties made by Borrower
                under this Instrument or any
                other Loan Document;

           (5)  the release of Borrower or any
                other person, by Lender or by
                operation of law, from
                performance of any obligation
                under any Loan Document;

           (6)  the release or substitution in
                whole or in part of any
                security for the Indebtedness;
                and

           (7)  Lender's failure to properly
                perfect any lien or security
                interest given as security for
                the Indebtedness.

     (n)   Borrower shall, at its own cost and
expense, do all of the following:

           (1)  pay or satisfy any judgment or
                decree that may be entered
                against any Indemnitee or
                Indemnitees in any legal or
                administrative proceeding
                incident to any matters
                against which Indemnitees are
                entitled to be indemnified
                under this Section 18;

           (2)  reimburse Indemnitees for any
                expenses paid or incurred in
                connection with any matters
                against which Indemnitees are
                entitled to be indemnified
                under this Section 18; and

           (3)  reimburse Indemnitees for any
                and all expenses, including
                fees and out of pocket
                expenses of attorneys and
                expert witnesses, paid or
                incurred in connection with
                the enforcement by Indemnitees
                of their rights under this
                Section 18, or in monitoring
                and participating in any legal
                or administrative proceeding.

     (o)   In any circumstances in which the
indemnity under this Section 18 applies, Lender may employ its own legal counsel and consultants to prosecute, defend or negotiate any claim or legal or administrative proceeding and Lender, with the prior written consent of Borrower (which shall not be unreasonably withheld, delayed or conditioned) may settle or compromise any action or legal or administrative proceeding.
Borrower shall reimburse Lender upon demand for all costs and expenses incurred by Lender, including all costs of settlements entered into in good faith, and the fees and out of pocket expenses of such attorneys and consultants.

     (p)   The provisions of this Section 18
shall be in addition to any and all other obligations and liabilities that Borrower may have under applicable law or under other
Loan Documents, and each Indemnitee shall be entitled to indemnification under this
Section 18 without regard to whether Lender or that Indemnitee has exercised any rights against the Mortgaged Property or any other security, pursued any rights against any guarantor, or pursued any other rights available under the Loan Documents or applicable law. If Borrower consists of more than one person or entity, the obligation of those persons or entities to indemnify the Indemnitees under this Section 18 shall be joint and several. The obligation of Borrower to indemnify the Indemnitees under this
Section 18 shall survive any repayment or discharge of the Indebtedness, any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the lien of this Instrument.

     19.   PROPERTY AND LIABILITY INSURANCE.

     (a)   Borrower shall keep the
Improvements insured at all times against such hazards as Lender may from time to time require, which insurance shall include but not be limited to coverage against loss by fire and allied perils, general boiler and machinery coverage, and business income coverage. Lender's insurance requirements may change from time to time throughout the term of the Indebtedness. If Lender so requires, such insurance shall also include sinkhole insurance, mine subsidence insurance, earthquake insurance, and, if the Mortgaged Property does not conform to applicable zoning or land use laws, building ordinance or law coverage. If any of the Improvements is located in an area identified by the Federal Emergency Management Agency
(or any successor to that agency) as an area having special flood hazards, and if flood insurance is available in that area, Borrower shall insure such Improvements against loss by flood.

     (b)   All premiums on insurance policies
required under Section 19(a) shall be paid in the manner provided in Section 7, unless
Lender has designated in writing another method of payment. All such policies shall also be in a form approved by Lender. All policies of property damage insurance shall include a non-contributing, non-reporting mortgage clause in favor of, and in a form approved by, Lender. Lender shall have the right to hold the original policies or duplicate original policies of all insurance required by Section 19(a). Borrower shall promptly deliver to Lender a copy of all renewal and other notices received by Borrower with respect to the policies and all receipts for paid premiums. At least 30 days prior to the expiration date of a policy, Borrower shall deliver to Lender the original
(or a duplicate original) of a renewal policy in form satisfactory to Lender.

     (c)   Borrower shall maintain at all
times commercial general liability insurance, workers' compensation insurance and such other liability, errors and omissions and fidelity insurance coverages as Lender may from time to time require.

     (d)   All insurance policies and renewals
of insurance policies required by this
Section 19 shall be in such amounts and for such periods as Lender may from time to time require, and shall be issued by insurance companies satisfactory to Lender.

     (e)   Borrower shall comply with all
insurance requirements and shall not permit any condition to exist on the Mortgaged
Property that would invalidate any part of any insurance coverage that this Instrument requires Borrower to maintain.

     (f)   In the event of loss, Borrower
shall give immediate written notice to the insurance carrier and to Lender. Borrower hereby authorizes and appoints Lender as attorney-in-fact for Borrower to make proof of loss, to adjust and compromise any claims under policies of property damage insurance, to appear in and prosecute any action arising from such property damage insurance policies, to collect and receive the proceeds of property damage insurance, and to deduct from such proceeds Lender's expenses incurred in the collection of such proceeds. This power of attorney is coupled with an interest and therefore is irrevocable. However, nothing contained in this Section 19 shall require
Lender to incur any expense or take any
action. Lender may, at Lender's option, (1) hold the balance of such proceeds to be used to reimburse Borrower for the cost of restoring and repairing the Mortgaged
Property to the equivalent of its original condition or to a condition approved by Lender (the "Restoration"), or (2) apply the balance of such proceeds to the payment of the Indebtedness, whether or not then due. To the extent Lender determines to apply insurance proceeds to Restoration, Lender shall do so in accordance with Lender's then-current policies relating to the restoration of casualty damage on similar multifamily properties.

     (g)   Lender shall not exercise its
option to apply insurance proceeds to the payment of the Indebtedness if all of the following conditions are met: (1) no Event of Default (or any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default) has occurred and is continuing; (2) Lender determines, in its discretion, that there will be sufficient funds to complete the Restoration; (3) Lender determines, in its discretion, that the rental income from the Mortgaged Property after completion of the Restoration will be sufficient to meet all operating costs and other expenses,
Imposition Deposits, deposits to reserves and loan repayment obligations relating to the Mortgaged Property; and (4) Lender determines, in its discretion, that the Restoration will be completed before the earlier of (A) one year before the maturity date of the Note or (B) one year after the date of the loss or casualty.

     (h)   If the Mortgaged Property is sold
at a foreclosure sale or Lender acquires title to the Mortgaged Property, Lender shall automatically succeed to all rights of Borrower in and to any insurance policies and unearned insurance premiums and in and to the proceeds resulting from any damage to the Mortgaged Property prior to such sale or acquisition.

     20.   CONDEMNATION.

     (a)   Borrower shall promptly notify
Lender of any action or proceeding relating to any condemnation or other taking, or conveyance in lieu thereof, of all or any part of the Mortgaged Property, whether direct or indirect (a "Condemnation").
Borrower shall appear in and prosecute or defend any action or proceeding relating to any Condemnation unless otherwise directed by Lender in writing. Borrower authorizes and appoints Lender as attorney-in-fact for
Borrower to commence, appear in and
prosecute, in Lender's or Borrower's name, any action or proceeding relating to any Condemnation and to settle or compromise any claim in connection with any Condemnation.
This power of attorney is coupled with an interest and therefore is irrevocable.
However, nothing contained in this Section 20 shall require Lender to incur any expense or take any action. Borrower hereby transfers and assigns to Lender all right, title and interest of Borrower in and to any award or payment with respect to (i) any Condemnation, or any conveyance in lieu of Condemnation, and (ii) any damage to the Mortgaged Property caused by governmental action that does not result in a Condemnation.

     (b)   Lender may apply such awards or
proceeds, after the deduction of Lender's expenses incurred in the collection of such amounts, at Lender's option, to the restoration or repair of the Mortgaged
Property or to the payment of the
Indebtedness, with the balance, if any, to Borrower. Unless Lender otherwise agrees in writing, any application of any awards or proceeds to the Indebtedness shall not extend or postpone the due date of any monthly installments referred to in the Note,
Section 7 of this Instrument or any
Collateral Agreement, or change the amount of such installments. Borrower agrees to execute such further evidence of assignment of any awards or proceeds as Lender may require.


     21.   TRANSFERS OF THE MORTGAGED PROPERTY
OR INTERESTS IN BORROWER.  [RIGHT TO ONE
TRANSFER ONLY -- WITH LENDER APPROVAL]

     (a)   The occurrence of any of the
following events shall constitute an Event of Default under this Instrument:

           (1)  a Transfer of all or any part
                of the Mortgaged Property or
                any interest in the Mortgaged
                Property;

           (2)  if Borrower is a limited
                partnership, a Transfer of (A)
                any general partnership
                interest, or (B) limited
                partnership interests in
                Borrower that would cause the
                Initial Owners of Borrower to
                own less than 51% of all
                limited partnership interests
                in Borrower;

           (3)  if Borrower is a general
                partnership or a joint
                venture, a Transfer of any
                general partnership or joint
                venture interest in Borrower;

           (4)  if Borrower is a limited
                liability company, a Transfer
                of (A) any membership interest
                in Borrower which would cause
                the Initial Owners to own less
                than 51% of all the membership
                interests in Borrower, or (B)
                any membership or other
                interest of a manager in
                Borrower;

           (5)  if Borrower is a corporation,
                (A) the Transfer of any voting
                stock in Borrower which would
                cause the Initial Owners to
                own less than 51% of any class
                of voting stock in Borrower or
                (B) if the outstanding voting
                stock in Borrower is held by
                100 or more shareholders, one
                or more transfers by a single
                transferor within a 12-month
                period affecting an aggregate
                of 5% or more of that stock;

           (6)  if Borrower is a trust, (A) a
                Transfer of any beneficial
                interest in Borrower which
                would cause the Initial Owners
                to own less than 51% of all
                the beneficial interests in
                Borrower, or (B) the
                termination or revocation of
                the trust, or (C) the removal,
                appointment or substitution of
                a trustee of Borrower; and

           (7)  a Transfer of any interest in
                a Controlling Entity which, if
                such Controlling Entity were
                Borrower, would result in an
                Event of Default under any of
                Sections 21(a)(1) through (6)
                above.

Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default in order to exercise any of its remedies with respect to an Event of Default under this Section 21.

     (b)   The occurrence of any of the
following events shall not constitute an Event of Default under this Instrument, notwithstanding any provision of
Section 21(a) to the contrary:

           (1)  a Transfer to which Lender has
                consented;

           (2)  a Transfer that occurs by
                devise, descent, or by
                operation of law upon the
                death of a natural person;

           (3)  the grant of a leasehold
                interest in an individual
                dwelling unit for a term of
                two years or less not
                containing an option to
                purchase;

           (4)  a Transfer of obsolete or worn
                out Personalty or Fixtures
                that are contemporaneously
                replaced by items of equal or
                better function and quality,
                which are free of liens,
                encumbrances and security
                interests other than those
                created by the Loan Documents
                or consented to by Lender;

           (5)  the grant of an easement, if
                before the grant Lender
                determines that the easement
                will not materially affect the
                operation or value of the
                Mortgaged Property or Lender's
                interest in the Mortgaged
                Property, and Borrower pays to
                Lender, upon demand, all costs
                and expenses incurred by
                Lender in connection with
                reviewing Borrower's request;
                and

           (6)  the creation of a mechanic's,
                materialman's, or judgment
                lien against the Mortgaged
                Property which is released of
                record or otherwise remedied
                to Lender's satisfaction
                within 30 days of the date of
                creation.

     (c)   Lender shall consent, one time only
and without any adjustment to the rate at which the Indebtedness secured by this Instrument bears interest, to a Transfer that would otherwise violate this Section 21 if, prior to the Transfer, Borrower has satisfied each of the following requirements:

           (1)  the submission to Lender of
                all information required by
                Lender to make the
                determination required by this
                Section 21(c);

           (2)  the absence of any Event of
                Default;

           (3)  the transferee meets all of
                the eligibility, credit,
                management and other standards
                (including but not limited to
                any standards with respect to
                previous relationships between
                Lender and the transferee and
                the organization of the
                transferee) customarily
                applied by Lender at the time
                of the proposed Transfer to
                the approval of borrowers in
                connection with the
                origination or purchase of
                similar mortgages on
                multifamily properties;

           (4)  the Mortgaged Property, at the
                time of the proposed Transfer,
                meets all standards as to its
                physical condition that are
                customarily applied by Lender
                at the time of the proposed
                Transfer to the approval of
                properties in connection with
                the origination or purchase of
                similar mortgages on
                multifamily properties;

           (5)  the loan to value ratio at the
                time of the proposed Transfer
                is 70% or less ("loan to value
                ratio" means the ratio of (A)
                the outstanding principal
                balance of the Indebtedness to
                (B) the value of the Mortgaged
                Property, as determined by
                Lender, expressed as a
                percentage);

           (6)  the debt service coverage
                ratio for the last twelve full
                months preceding the proposed
                Transfer was 1.35 or more
                ("debt service coverage ratio"
                means the ratio of (A) the
                annual net operating income
                from the Mortgaged Property's
                operations during that month
                which is available for
                repayment of debt, after
                deducting operating expenses,
                to (B) the annual principal
                and interest payable under the
                Note); and

           (7)  in the case of a Transfer of
                all or any part of the
                Mortgaged Property, (A) the
                execution by the transferee of
                an assumption agreement that
                is acceptable to Lender and
                that, among other things,
                requires the transferee to
                perform all obligations of
                Borrower set forth in the
                Note, this Instrument and any
                other Loan Documents, and may
                require that the transferee
                comply with any provisions of
                this Instrument or any other
                Loan Document which previously
                may have been waived by
                Lender, and (B) if a guaranty
                has been executed and
                delivered in connection with
                the Note, this Instrument or
                any of the other Loan
                Documents, the transferee
                causes one or more individuals
                or entities acceptable to
                Lender to execute and deliver
                to Lender a guaranty in a form
                acceptable to Lender;

           (8)  in the case of a Transfer of
                any interest in a Controlling
                Entity, if a guaranty has been
                executed and delivered in
                connection with the Note, this
                Instrument or any of the other
                Loan Documents, the Borrower
                causes one or more individuals
                or entities acceptable to
                Lender to execute and deliver
                to Lender a guaranty in a form
                acceptable to Lender; and

           (9)  Lender's receipt of all of the
                following:

                (A)  a review fee in the
                     amount of $2,000.00;

                (B)  a transfer fee in an
                     amount equal to 1% of the
                     unpaid principal balance
                     of the Indebtedness
                     immediately before the
                     applicable Transfer; and

                (C)  the amount of Lender's
                     out-of-pocket costs
                     (including reasonable
                     attorneys' fees) incurred
                     in reviewing the Transfer
                     request.

     22.   EVENTS OF DEFAULT.  The occurrence
of any one or more of the following shall constitute an Event of Default under this
Instrument:

     (a)   any failure by Borrower to pay or
deposit when due any amount required by the Note, this Instrument or any other Loan
Document;

     (b)   any failure by Borrower to maintain
the insurance coverage required by
Section 19;

     (c)   any failure by Borrower to comply
with the provisions of Section 33;

     (d)   fraud or material misrepresentation
or material omission by Borrower, any of its officers, directors, trustees, general partners or managers or any guarantor in connection with (A) the application for or creation of the Indebtedness, (B) any financial statement, rent roll, or other report or information provided to Lender during the term of the Indebtedness, or (C) any request for Lender's consent to any proposed action, including a request for disbursement of funds under any Collateral
Agreement;

     (e)   any Event of Default under
Section 21;

     (f)   the commencement of a forfeiture
action or proceeding, whether civil or
criminal, which, in Lender's reasonable
judgment, could result in a forfeiture of the Mortgaged Property or otherwise materially impair the lien created by this Instrument or Lender's interest in the Mortgaged Property;

     (g)   any failure by Borrower to perform
any of its obligations under this Instrument
(other than those specified in Sections 22(a) through (f)), as and when required, which continues for a period of 30 days after notice of such failure by Lender to Borrower.
However, no such notice or grace period shall apply in the case of any such failure which could, in Lender's judgment, absent immediate exercise by Lender of a right or remedy under this Instrument, result in harm to Lender, impairment of the Note or this Instrument or any other security given under any other Loan Document;

     (h)   any failure by Borrower to perform
any of its obligations as and when required under any Loan Document other than this Instrument which continues beyond the applicable cure period, if any, specified in that Loan Document;

     (i)   any exercise by the holder of any
debt instrument secured by a mortgage, deed of trust or deed to secure debt on the Mortgaged Property of a right to declare all amounts due under that debt instrument immediately due and payable; and

     (j)   Borrower voluntarily files for
bankruptcy protection under the United States
Bankruptcy Code or voluntarily becomes
subject to any reorganization, receivership, insolvency proceeding or other similar proceeding pursuant to any other federal or state law affecting debtor and creditor rights, or an involuntary case is commenced against Borrower by any creditor (other than Lender) of Borrower pursuant to the United
States Bankruptcy Code or other federal or state law affecting debtor and creditor rights and is not dismissed or discharged within 60 days after filing.

     23.   REMEDIES CUMULATIVE.  Each right
and remedy provided in this Instrument is distinct from all other rights or remedies under this Instrument or any other Loan
Document or afforded by applicable law, and each shall be cumulative and may be exercised concurrently, independently, or successively, in any order.

     24.   FORBEARANCE.

     (a)   Lender may (but shall not be
obligated to) agree with Borrower, from time to time, and without giving notice to, or obtaining the consent of, or having any effect upon the obligations of, any guarantor or other third party obligor, to take any of the following actions: extend the time for payment of all or any part of the Indebtedness; reduce the payments due under this Instrument, the Note, or any other Loan
Document; release anyone liable for the
payment of any amounts under this Instrument, the Note, or any other Loan Document; accept a renewal of the Note; modify the terms and time of payment of the Indebtedness; join in any extension or subordination agreement;
release any Mortgaged Property; take or
release other or additional security; modify the rate of interest or period of amortization of the Note or change the amount of the monthly installments payable under the Note; and otherwise modify this Instrument, the Note, or any other Loan Document.

     (b)   Any forbearance by Lender in
exercising any right or remedy under the Note, this Instrument, or any other Loan
Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by Lender of payment of all or any part of the Indebtedness after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender's right to require prompt payment when due of all other payments on account of the Indebtedness or to exercise any remedies for any failure to make prompt payment. Enforcement by Lender of any security for the Indebtedness shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right available to Lender. Lender's receipt of any awards or proceeds under Sections 19 and 20 shall not operate to cure or waive any Event of Default.

     25.   LOAN CHARGES.  If any applicable
law limiting the amount of interest or other charges permitted to be collected from Borrower is interpreted so that any charge provided for in any Loan Document, whether considered separately or together with other charges levied in connection with any other
Loan Document, violates that law, and
Borrower is entitled to the benefit of that law, that charge is hereby reduced to the extent necessary to eliminate that violation.
The amounts, if any, previously paid to
Lender in excess of the permitted amounts shall be applied by Lender to reduce the principal of the Indebtedness. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness which constitutes interest, as well as all other charges levied in connection with the Indebtedness which constitute interest, shall be deemed to be allocated and spread over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

     26.   WAIVER OF STATUTE OF LIMITATIONS.
Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Instrument or to any action brought to enforce any Loan
Document.

     27.   WAIVER OF MARSHALLING.
Notwithstanding the existence of any other security interests in the Mortgaged Property held by Lender or by any other party, Lender shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided in this Instrument, the Note, any other Loan
Document or applicable law. Lender shall have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of such remedies. Borrower and any party who now or in the future acquires a security interest in the Mortgaged Property and who has actual or constructive notice of this Instrument waives any and all right to require the marshalling of assets or to require that any of the Mortgaged Property be sold in the inverse order of alienation or that any of the Mortgaged Property be sold in parcels or as an entirety in connection with the exercise of any of the remedies permitted by applicable law or provided in this Instrument.

     28.   FURTHER ASSURANCES.  Borrower shall
execute, acknowledge, and deliver, at its sole cost and expense, all further acts, deeds, conveyances, assignments, estoppel certificates, financing statements, transfers and assurances as Lender may require from time to time in order to better assure, grant, and convey to Lender the rights intended to be granted, now or in the future, to Lender under this Instrument and the Loan
Documents.

     29.   ESTOPPEL CERTIFICATE.  Within 10
days after a request from Lender, Borrower shall deliver to Lender a written statement, signed and acknowledged by Borrower, certifying to Lender or any person designated by Lender, as of the date of such statement,
(i) that the Loan Documents are unmodified and in full force and effect (or, if there have been modifications, that the Loan
Documents are in full force and effect as modified and setting forth such modifications); (ii) the unpaid principal balance of the Note; (iii) the date to which interest under the Note has been paid; (iv) that Borrower is not in default in paying the Indebtedness or in performing or observing any of the covenants or agreements contained in this Instrument or any of the other Loan
Documents (or, if the Borrower is in default, describing such default in reasonable detail); (v) whether or not there are then existing any setoffs or defenses known to Borrower against the enforcement of any right or remedy of Lender under the Loan Documents;
and (vi) any additional facts requested by Lender.

     30.   GOVERNING LAW; CONSENT TO
JURISDICTION AND VENUE.

     (a)   This Instrument, and any Loan
Document which does not itself expressly identify the law that is to apply to it, shall be governed by the laws of the jurisdiction in which the Land is located
(the "Property Jurisdiction").

     (b)   Borrower agrees that any
controversy arising under or in relation to the Note, this Instrument, or any other Loan
Document shall be litigated exclusively in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to the Note, any security for the Indebtedness, or any other Loan Document.
Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.


     31.   NOTICE.

     (a)   All notices, demands and other
communications ("notice") under or concerning this Instrument shall be in writing. Each notice shall be addressed to the intended recipient at its address set forth in this Instrument, and shall be deemed given on the earliest to occur of (1) the date when the notice is received by the addressee; (2) the first Business Day after the notice is delivered to a recognized overnight courier service, with arrangements made for payment of charges for next Business Day delivery; or
(3) the third Business Day after the notice is deposited in the United States mail with postage prepaid, certified mail, return receipt requested. As used in this
Section 31, the term "Business Day" means any day other than a Saturday, a Sunday or any other day on which Lender is not open for business.

     (b)   Any party to this Instrument may
change the address to which notices intended for it are to be directed by means of notice given to the other party in accordance with this Section 31. Each party agrees that it will not refuse or reject delivery of any notice given in accordance with this
Section 31, that it will acknowledge, in writing, the receipt of any notice upon request by the other party and that any notice rejected or refused by it shall be deemed for purposes of this Section 31 to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service.

     (c)   Any notice under the Note and any
other Loan Document which does not specify how notices are to be given shall be given in accordance with this Section 31.

     32.   SALE OF NOTE; CHANGE IN SERVICER.
The Note or a partial interest in the Note
(together with this Instrument and the other
Loan Documents) may be sold one or more times without prior notice to Borrower. A sale may result in a change of the Loan Servicer.
There also may be one or more changes of the Loan Servicer unrelated to a sale of the Note. If there is a change of the Loan
Servicer, Borrower will be given notice of the change.

     33.   SINGLE ASSET BORROWER.   Until the
Indebtedness is paid in full, Borrower (a) shall not acquire any real or personal property other than the Mortgaged Property and personal property related to the operation and maintenance of the Mortgaged
Property; (b) shall not operate any business other than the management and operation of the Mortgaged Property; and (c) shall not maintain its assets in a way difficult to segregate and identify.

     34.   SUCCESSORS AND ASSIGNS BOUND.  This
Instrument shall bind, and the rights granted by this Instrument shall inure to, the respective successors and assigns of Lender and Borrower. However, a Transfer not permitted by Section 21 shall be an Event of Default.

     35.   JOINT AND SEVERAL LIABILITY.  If
more than one person or entity signs this Instrument as Borrower, the obligations of such persons and entities shall be joint and several.

     36.   RELATIONSHIP OF PARTIES; NO THIRD
PARTY BENEFICIARY.

     (a)   The relationship between Lender and
Borrower shall be solely that of creditor and debtor, respectively, and nothing contained in this Instrument shall create any other relationship between Lender and Borrower.

     (b)   No creditor of any party to this
Instrument and no other person shall be a third party beneficiary of this Instrument or any other Loan Document. Without limiting the generality of the preceding sentence, (1) any arrangement (a "Servicing Arrangement") between the Lender and any Loan Servicer for loss sharing or interim advancement of funds shall constitute a contractual obligation of such Loan Servicer that is independent of the obligation of Borrower for the payment of the Indebtedness, (2) Borrower shall not be a third party beneficiary of any Servicing
Arrangement, and (3) no payment by the Loan
Servicer under any Servicing Arrangement will reduce the amount of the Indebtedness.

     37.   SEVERABILITY; AMENDMENTS.  The
invalidity or unenforceability of any
provision of this Instrument shall not affect the validity or enforceability of any other provision, and all other provisions shall remain in full force and effect. This
Instrument contains the entire agreement among the parties as to the rights granted and the obligations assumed in this Instrument. This Instrument may not be amended or modified except by a writing signed by the party against whom enforcement is sought.

     38.   CONSTRUCTION.  The captions and
headings of the sections of this Instrument are for convenience only and shall be disregarded in construing this Instrument.
Any reference in this Instrument to an
"Exhibit" or a "Section" shall, unless
otherwise explicitly provided, be construed as referring, respectively, to an Exhibit attached to this Instrument or to a Section of this Instrument. All Exhibits attached to or referred to in this Instrument are incorporated by reference into this Instrument. Any reference in this Instrument to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time. Use of the singular in this Agreement includes the plural and use of the plural includes the singular. As used in this Instrument, the term "including" means "including, but not limited to."

     39.   LOAN SERVICING.  All actions
regarding the servicing of the loan evidenced by the Note, including the collection of payments, the giving and receipt of notice, inspections of the Property, inspections of books and records, and the granting of consents and approvals, may be taken by the Loan Servicer unless Borrower receives notice to the contrary. If Borrower receives conflicting notices regarding the identity of the Loan Servicer or any other subject, any such notice from Lender shall govern.

     40.   DISCLOSURE OF INFORMATION.  Lender
may furnish information regarding Borrower or the Mortgaged Property to third parties with an existing or prospective interest in the servicing, enforcement, evaluation, performance, purchase or securitization of the Indebtedness, including but not limited to trustees, master servicers, special servicers, rating agencies, and organizations maintaining databases on the underwriting and performance of multifamily mortgage loans.
Borrower irrevocably waives any and all
rights it may have under applicable law to prohibit such disclosure, including but not limited to any right of privacy.

     41.   NO CHANGE IN FACTS OR
CIRCUMSTANCES.  All information in the
application for the loan submitted to Lender
(the "Loan Application") and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan Application are complete and accurate in all material respects. There has been no material adverse change in any fact or circumstance that would make any such information incomplete or inaccurate.

     42.   SUBROGATION.  If, and to the extent
that, the proceeds of the loan evidenced by the Note are used to pay, satisfy or discharge any obligation of Borrower for the payment of money that is secured by a pre-existing mortgage, deed of trust or other lien encumbering the Mortgaged Property (a
"Prior Lien"), such loan proceeds shall be deemed to have been advanced by Lender at Borrower's request, and Lender shall automatically, and without further action on its part, be subrogated to the rights, including lien priority, of the owner or holder of the obligation secured by the Prior
Lien, whether or not the Prior Lien is
released.

     43.   ACCELERATION; REMEDIES.  At any
time during the existence of an Event of Default, Lender, at Lender's option, may declare the Indebtedness to be immediately due and payable without further demand, and may invoke the power of sale and any other remedies permitted by Maryland law or provided in this Instrument or in any other
Loan Document. Borrower acknowledges that the power of sale granted in this Instrument may be exercised by Lender without prior judicial hearing. Lender shall be entitled to collect all costs and expenses incurred in pursuing such remedies, including attorneys' fees, costs of documentary evidence, abstracts and title reports.

     If Lender invokes the power of sale,
Lender shall mail or cause Trustee to mail written notice of sale to Borrower in the manner prescribed by Maryland law. Trustee shall give notice of sale and shall sell the Mortgaged Property according to Maryland law.
Trustee may sell the Mortgaged Property at the time and place and under the terms designated in the notice of sale in one or more parcels and in such order as Trustee may determine. Trustee may postpone sale of all or any part of the Mortgaged Property by public announcement at the time and place of any previously scheduled sale. Lender or Lender's designee may purchase the Mortgaged
Property at any sale.

     Trustee shall deliver to the purchaser
at the sale, within a reasonable time after the sale, a deed conveying the Mortgaged
Property so sold without any express or
implied covenant or warranty. The recitals in Trustee's deed shall be prima facie evidence of the truth of the statements made in those recitals. Trustee shall apply the proceeds of the sale in the following order:
(a) to all costs and expenses of the sale, including Trustee's fees not to exceed 3% of the gross sale price, attorneys' fees and costs of title evidence; (b) to the Indebtedness in such order as Lender, in Lender's discretion, directs; and (c) the excess, if any, to the person or persons legally entitled to the excess.

     Borrower hereby assents to the passage
of a decree for the sale of the Mortgaged
Property pursuant to Lender's exercise of its rights under this Section.

     44.   RELEASE.  Upon payment of the
Indebtedness, Lender or Trustee shall release this Instrument. Borrower shall pay Lender's or Trustee's reasonable costs incurred in releasing this Instrument.

     45.   SUBSTITUTE TRUSTEE.  Lender, at
Lender's option, may from time to time remove
Trustee and appoint a successor trustee by an instrument recorded in the city or county in which this Instrument is recorded. Without conveyance of the Mortgaged Property, the successor trustee shall succeed to all the title, power and duties conferred upon the Trustee in this Instrument and by applicable law.

     46.   PROTECTIVE PAYMENTS.  Any amounts
disbursed by Lender under Section 12, or under any other provision of this Instrument that treats such disbursement as being made under Section 12, shall be immediately due and payable, shall bear interest from the date of disbursement until paid at the "Default Rate", as defined in the Note, and, together with the interest thereon, shall be a lien on the Mortgaged Property and secured by this Instrument. This Section shall supersede Section 12(b).

     47.   WAIVER OF TRIAL BY JURY.  BORROWER
AND LENDER EACH (A) COVENANTS AND AGREES NOT
TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY
ISSUE ARISING OUT OF THIS INSTRUMENT OR THE
RELATIONSHIP BETWEEN THE PARTIES AS BORROWER
AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY
AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY
WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT
ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE.
THIS WAIVER OF RIGHT TO TRIAL BY JURY IS
SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND
VOLUNTARILY WITH THE BENEFIT OF COMPETENT
LEGAL COUNSEL.

     ATTACHED EXHIBITS.  The following
Exhibits are attached to this Instrument:

           |X|  Exhibit A       Description of
the Land (required).

           |X|  Exhibit B       Modifications
to Instrument

     IN WITNESS WHEREOF, Borrower has signed
and delivered this Instrument or has caused this Instrument to be signed and delivered by its duly authorized representative.

                     BORROWER:

                     CENTURY III ASSOCIATES
LIMITED PARTNERSHIP,
                     a Maryland limited
partnership

ATTEST/WITNESS:      By:   The Krupp
Corporation, a Massachusetts corporation,
                           General Partner

______________________          By:
__________________________________[SEAL]
                                Stephen C.
Parthum, its Duly Authorized Agent

                                Borrower's
Address:
                                c/o Berkshire
Mortgage Finance
                                1000 Parkwood
Circle, Suite 900
                                Atlanta,
Georgia 30339





STATE OF GEORGIA, ______________ County ss:

I hereby certify that on this ____ day of
December, 1997, before me, the subscriber, a
Notary Public of the State of Georgia, in and
for the County of ____________, personally
appeared Stephen C. Parthum, who acknowledged
himself to be the duly authorized agent of
The Krupp Corporation, a Massachusetts
corporation, general partner of Century III
Associates Limited Partnership, a limited
partnership, and on behalf of said limited
partnership did acknowledge that he, as such
duly authorized agent being authorized so to
do, executed the foregoing instrument for the
purposes therein contained, by signing the
name of the corporation by himself as
____________________.

As Witness:  my hand and notarial seal.

My Commission Expires:
___________________________

Notary Public

EXHIBIT A

            [DESCRIPTION OF THE LAND]

EXHIBIT B

MODIFICATIONS TO INSTRUMENT


The following modifications are made to the text of the Instrument that precedes this
Exhibit:

     Section 21 is amended as follows:

     The One Percent (1%) transfer fee
provided in Section 21 (c)(9)(B) of the
Instrument shall be waived one time only subject to the approval by Lender of the transferee in accordance with Section 21(c) of the Instrument.

                    AFFIDAVIT

DISTRICT OF COLUMBIA ss:

I hereby certify that on this ____ day of December, 1997, before me, the subscriber, a Notary Public of the District aforesaid, personally appeared
__________________________, the agent for the
party or parties secured by the foregoing
Instrument, and made oath in due form of law that the consideration recited in the foregoing Instrument is true and bona fide, as therein set forth, that the amount of the loan secured by the foregoing Instrument was disbursed by the party or parties secured to Borrower or to the person responsible for disbursement of funds in the closing transaction or its respective agent at a time no later than the execution and delivery by Borrower of the foregoing Instrument, and that he/she is the duly authorized agent of the said party or parties secured to make this affidavit.

As Witness:  my hand and notarial seal.

My Commission Expires:
__________________________________

Notary Public